UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

(Amendment No. 4)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 17, 2014

COMJOYFUL INTERNATIONAL COMPANY

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-08299	84-0691531
(Commission File Number)	(IRS Employer Identification No.)

J4-2-12, Diplomatic Residence Compound,
No.1 Xiushui Street, JianguomenWai,
Chaoyang District, Beijing 100600, China

(Address of principal executive offices and zip code)

0086 10 8589 2903

(Registrant's telephone number including area code)

 (Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Amendment No. 4 to Form 8-K (“Form 8-K”) and other reports filed by Comjoyful International Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to, Comjoyful International Company’s management as well as estimates and assumptions made by management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to industry, our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The following discussion should be read in conjunction with the audited consolidated financial statements of Wuxi Kangjiafu Royal Traditional Investment Management Co., Ltd. (“Wuxi KJF”) for the fiscal years ended December 31, 2012 and 2011, and the related notes thereto, and the unaudited interim consolidated financial statements as of September 30, 2013, and the related notes thereto, filed as exhibits to this Form 8-K.

In this Form 8-K, references to “we,” “our,” “us,” or the “Company” refer to Comjoyful International Company, a Nevada company, and its consolidated subsidiaries, variable interest entities, including Wuxi KJF, on a combined basis.

Item 1.01 Entry Into A Material Definitive Agreement

On January 17, 2014 (the “Signing Date”), through a series of contractual arrangements (the “VIE Agreements”), we acquired Wuxi Kangjiafu Royal Traditional Investment Management Co., Ltd. (“Wuxi KJF”), a company based in Wuxi, Jiangsu province, the People’s Republic of China (the “PRC” or “China”), in the business of operating healthcare clubs specialized in providing Chinese traditional physiotherapy services and other relaxing treatments (the “Transaction”). For proposes of entering into the VIE Agreements, Nanjing Kangjiafu Investment Consulting Co., Ltd. (the “Nanjing KJF”) was incorporated in June 2013 by our fully-owned subsidiary, Comjoyful Industrial Development Limited, a Hong Kong company incorporated in April 2013.

The following is a summary of the VIE Agreements, all of which were entered into on January 17, 2014 among Nanjing KJF, Wuxi KJF, and Mr. Yazhong Liao, Ms. Zhangmei Zhang and Mr. Huiwen Qu, who collectively owned all of the equity interest of Wuxi KJF. Each such agreement is governed by PRC law.

For accounting purposes, the Transaction was accounted for as a reverse recapitalization.

Entrusted Management Agreement

Pursuant to an entrusted management agreement (the “Entrusted Management Agreement”) among Yazhong Liao (“Mr. Liao”), Zhangmei Zhang (“Ms. Zhang”), Huiwen Qu (“Mr. Qu”) (collectively, the “Wuxi KJF Shareholders”), and Nanjing KJF, agreed to entrust the business operations and management of Wuxi KJF to Nanjing KJF until Nanjing KJF acquires all of the assets or equity of Wuxi KJF (as more fully described under “Exclusive Option Agreement” below). Pursuant to the Entrusted Management Agreement, Nanjing KJF manages all of Wuxi KJF’s operations, and controls all of Wuxi KJF’s cash flow and assets through entrusted or designated bank accounts, and Nanjing KJF assumes all the operation risks and bears all losses of Wuxi KJF, including paying all Wuxi KJF’s debts to the extent Wuxi KJF is not able to pay such debts.   Nanjing KJF has right to collect a management fee from Wuxi KJF, which shall be paid after payment of a certain service fee to Nanjing KJF, as more fully described in the section entitled “Exclusive Technology Service Agreement” below.  Wuxi KJF must appoint the persons designated by Nanjing KJF to be its executive director or directors, general manager, chief financial officer and any other senior officers.  The Entrusted Management Agreement will remain in effect until Nanjing KJF acquires Wuxi KJF or Wuxi KJF is dissolved.

Shareholders’ Voting Proxy Agreement

Pursuant to a shareholders’ voting proxy agreement (the “Shareholders’ Voting Proxy Agreement”) between the Wuxi KJF Shareholders and Nanjing KJF, the Wuxi KJF Shareholders irrevocably appointed the designee of Nanjing KJF as their proxy to vote on all matters with respect to the Wuxi KJF Shareholders’ shares of Nanjing KJF.  The Shareholders’ Voting Proxy Agreement may not be terminated prior to the completion of acquisition of all assets or equity of Wuxi KJF by Nanjing KJF.

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Exclusive Option Agreement

Pursuant to the exclusive option agreement (the “Exclusive Option Agreement”) among the Wuxi KJF Shareholders, Wuxi KJF and Nanjing KJF, the Wuxi KJF Shareholders and Wuxi KJF granted Nanjing KJF an irrevocable, exclusive purchase option to purchase all or part of the shares of Wuxi KJF held by the Wuxi KJF Shareholders, and all the assets and business of Wuxi KJF. The option is exercisable at any time but only to the extent that such purchase does not violate any PRC law then in effect.  The exercise price will be the minimum price permitted under then applicable PRC law.  Only the Nanjing KJF has the power to terminate the Exclusive Option Agreement.

Exclusive Technology Service Agreement

Pursuant to the technology service agreement between Wuxi KJF and Nanjing KJF (the “Exclusive Technology Service Agreement”), Wuxi KJF engaged Nanjing KJF as the sole technology service provider relating to, among other things, consultation of product marketing, investment management, global marketing, enterprise management and certain other business services required by Wuxi KJF. Pursuant to the Exclusive Technology Service Agreement, Wuxi KJF agreed to pay a service fee to Nanjing KJF based on certain factors set forth in the agreement, and Wuxi KJF agreed not to engage any third party for any of its technology services provided under the agreement. In addition, Nanjing KJF exclusively owns all intellectual property rights resulting from the performance of this agreement. The Exclusive Technology Service Agreement will remain in effect until the acquisition of all assets or equity of Wuxi KJF by Nanjing KJF is completed or Wuxi KJF is dissolved.

Share Equity Pledge Agreement

In order to guarantee the performance by Wuxi KJF and Wuxi KJF Shareholders of their respective obligations under the VIE Agreements, Wuxi KJF, the Wuxi KJF Shareholders and Nanjing KJF entered into a Share Equity Pledge Agreement, pursuant to which the Wuxi KJF Shareholders pledged to Nanjing KJF all of their rights, titles and equity interest in Wuxi KJF, including the right to all dividends, money, interest, voting and other rights and benefits arising in respect of such equity interests. The Share Equity Pledge Agreement also prohibits the Wuxi KJF Shareholders from transferring their equity interests in Wuxi KJF while the agreement remains in effect.

We believe entering into the VIE Agreements listed above will enable us to:

•	exercise effective control over the business management and shareholder voting rights of Wuxi KJF;

•	receive substantially all of the economic benefits of Wuxi KJF through service fees and management fees, in consideration for the consulting services and the business management provided by Nanjing KJF; and

•	have an exclusive option to purchase all or part of the equity interests/assets/business in Wuxi KJF when and to the extent permitted under PRC laws.

We do not have an equity interest in Wuxi KJF. However, as a result of these contractual arrangements, we are considered the primary economic beneficiary of Wuxi KJF and we treat it as a Variable Interest Entity (“VIE”) under the Generally Accepted Accounting Principles in the United States, or U.S. GAAP. Accordingly, we will consolidate the financial statements of Wuxi KJF in our consolidated financial statements from January 17, 2014.

Copies of the VIE Agreements are included as exhibits to this Current Report on Form 8-K and is hereby incorporated by reference. All references to the VIE Agreements and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of the Exchange Agreement

Upon signing the VIE Agreements on January 17, 2014 we acquired Wuxi KJF, a company based in Wuxi, Jiangsu province, China, in the business of operating healthcare clubs specialized in providing Chinese traditional physiotherapy services.

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Our current corporate structure is set forth below:

Prior to the Signing Date, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, pursuant to the requirements of Item 2.01 (f) of Form 8-K, set forth below is the information that would be required if we were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting our common stock, par value $0.01 (the “Common Stock”), which is the only class of our securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the transactions contemplated by the VIE Agreements, with such information reflecting us and our securities upon consummation of such transactions.

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CORPORATE HISTORY

Wuxi KJF was incorporated in Wuxi, Jiangsu Province of China on September 17, 2010, as a limited liability company, which was 60% owned by Wuxi KangJiaFu Biotech Technology Co., Ltd. ("KJF Biotech") and 40% owned by 20 individual shareholders with 2% each (the "KJF Founders").

On September 10, 2012, Mr. Yazhong Liao, Ms. Zhangmei Zhang and Mr. Huiwen Qu signed a series of equity transfer agreements with KJF Biotech and KJF Founders, according to which KJF Biotech and KJF Founders transferred all of their equity interest in Wuxi KJF to Mr. Yazhong Liao, Ms. Zhangmei Zhang and Mr. Huiwen Qu. As a result of such transfer, Mr. Yazhong Liao, Ms. Zhangmei Zhang and Mr. Huiwen Qu owned 60.004%, 27.498%, and 12.498% of the equity interest in Wuxi KJF, respectively.

As of the date of this current report, Wuxi KJF operates and manages three healthcare clubs: the Wuxi Binhu District KangJiaFu Royal Traditional Health Preserving Club (the "Wuxi Club"), the Nanjing KangJiaFu Royal Traditional Health Preserving Club (the "Nanjing Club") and Jintan KangJiaFu Royal Traditional Health Preserving Club (the “Jintan Club”).

The Wuxi Club was incorporated on January 26, 2011 in Wuxi, Jiangsu Province of China as a limited partnership, with 39.8% of the equity interest owned by Wuxi KJF, 60% owned by 10 individual limited partners, and 0.2% owned by a general partner, Huiwen Qu. Through contractual arrangements, the 10 individual limited partners and the general partner entrusted Wuxi KJF to manage and operate the Wuxi Club. On December 18, 2012, the 10 individual limited partners transferred all of their shares in the Wuxi Club to Wuxi KJF and some other individual limited partners. As a result of such transfer, Wuxi KJF, Ms. Qiuqiu Qian, Mr. Mingjie Xu, Mr. Xinhua Gu, and Mr. Huiwen Qu owned 96.2%, 1.2%, 1.2%, 1.2%, and 0.2% equity interest of the Wuxi Club, respectively.

The Nanjing Club was incorporated on August 31, 2012 in Nanjing, Jiangsu Province of China as a limited partnership with 58.33% of the equity interest owned by Wuxi KJF, 41.59% owned by 20 individual limited partners and 0.08% owned by a general partner, Huiwen Qu. Through contractual arrangements, the 20 individual limited partners and the general partner entrusted Wuxi KJF to manage and operate the Nanjing Club. The Nanjing Club was temporarily closed in December 2013 due to a construction of a shopping mall around the location of Nanjing Club and is expected to re-open by the end of June 2014.

On October 10, 2013, Jintan Kangjiafu Royal Traditional Investment Management Company Limited (the “Jintan Club”) was incorporated in Jintan, Jiangsu Province of China as a limited liability company. Wuxi KJF was its sole owner.

Advances from Investors

We have been receiving advances from individual investors since the inception of our business. We have entered into partnership co-investment agreements with 401 individual investors, according to which we have committed to co-invest and establish new clubs and expand business in the cities of Wuxi, Nanjing, Jintan, Nantong, Yixing, Changzhou, Jiangyin, and Shanghai. While the clubs in Wuxi and Nanjing have been established, we are in the process of establishing and opening another six clubs in six cities. As of December 31, 2013 and 2012, advances from investors of clubs to be established amounted to $3,743,333 and $3,626,795, respectively. The amounts are non-interest bearing and will be invested into the new clubs as capital contribution once they are established.

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For the Jintan Club established in October 2013 , Wuxi KJF had originally committed to co-invest RMB4,800,000 (approximately $770,000), representing 60% of the proposed total capital contribution to the club. As of September 30, 2013, we have received advances of RMB1,060,000 (approximately $170,000) from 36 individual investors for the Jintan Club. Since we had agreement with these individual investors afterwards that direct or indirect shares of the Company will be issued to the individual shareholders instead of ownership in Jintan Club, Wuxi KJF was registered as 100% owner of Jintan Club by its inception, and we kept to record advance from the 36 individual investors as liability until the consummation of the reverse recapitalization.

For the club to be established in Nantong (the “Nantong Club”), Wuxi KJF has committed to co-invest RMB3,600,000 (approximately $580,000), representing 60% of the proposed total capital contribution to the club. As of December 31, 2013, we have received advances of RMB1,440,000 (approximately $232,000) from 49 individual investors for the Nantong Club.

For the club to be established in Yixing (the “Yixing Club”), Wuxi KJF has committed to co-invest RMB3,600,000 (approximately $580,000), representing 60% of the proposed total capital contribution to the club. As of December 31, 2013, we have received advances of RMB920,000 (approximately $148,000) from 23 individual investors for the Yixing Club.

For the club to be established in Changzhou (the “Changzhou Club”), Wuxi KJF has committed to co-invest RMB4,800,000 (approximately $770,000), representing 60% of the proposed total capital contribution to the club. As of December 31 , 2013, we have received advances of RMB380,000 (approximately $61,000) from 17 individual investors for the Changzhou Club.

For the club to be established in Jiangyin (the “Jiangyin Club”), Wuxi KJF has committed to co-invest RMB4,800,000 (approximately $770,000), representing 60% of the proposed total capital contribution to the club. As of December 31, 2013, we have received advances of RMB1,090,000 (approximately $175,000) from 39 individual investors for the Jiangyin Club.

For the club to be established in Shanghai (the “Shanghai Club”), Wuxi KJF has committed to co-invest RMB27,000,000 (approximately $4,354,000), representing 60% of the proposed total capital contribution to the club. As of December 31, 2013, we have received advances of RMB18,000,000 (approximately $2,903,000) from 179 individual investors for the Shanghai Club.

Currently the Company generates cash to meet short- and long-term cash requirements by several means. 1) The current main source of cash is to sell "VIP cards for Kang Jia Fu Royal Traditional Health Clubhouse” to our customers coming to our clubs to take the services. 2) In the year 2014, relying on the mature sales channels, the Company has started to develop new products or services to expand our revenue sources. We have developed Health Recuperation Program, Royal Tea and Royal Condiment Products, which will start to be sold in the year 2014. The Company will also implement sales agent mechanism, and set up city-level agents. We expect to develop 15 city-level agents during the year 2014. 3) Wuxi KangJiaFu Biotech Technology Co., Ltd has also committed to repay $2,423,615 to the Company during the years 2014. 4) The owners of the Company would provide any capital shortfall. However, there is no assurance that the Company will be successful in achieving these goals.

DESCRIPTION OF BUSINESS

Overview

We manage and operate healthcare clubs specialized in providing Chinese traditional physiotherapy services and other relaxing treatments in China. As of the date of this current report, we manage and operate three healthcare clubs located in Wuxi, Nanjing (temporarily closed in December 31, 2013 and is expected to re-open by the end of June 2014) and Jintan. We differentiate ourselves from other Chinese healthcare clubs based on our traditional style, cultural background, and services.

Our main services include foot massage, body massage, spa, moxibustion, and other relaxing treatments, all of which are based on the Chinese traditional reflexology system. In China, reflexology is widely believed to offer healthcare and therapeutic benefits, based on ancient Chinese medical theories involving body energy system pathways and blockages that can develop, which can be reflected in other parts of the body as malady or discomfort. Western views on foot massage and massage in general are varied, with skeptics and several studies claiming little or no real therapeutic benefit. There is, however, a nearly universal agreement that foot and body massages are relaxing and rejuvenating.

In addition to its healthcare or rejuvenation benefits, foot massage, body massage, and other relaxing activities has emerged in China as a social activities. Friends and families enjoy conversing and enjoying television, beverages and simple foods while having foot massages or other similar activities. In addition, business people often use massage clubs for conversing and socializing with customers and fostering key relationships. We believe the social aspect of massage clubs has been one of the major drivers for the industry growth in recent years.

We provide four major services in our clubs, including traditional Chinese-style foot massage, the “Royal Steam” spa, “Royal” body massage, and “Royal” moxibustion. Originated from ancient and traditional Chinese medical treatments since the Ming & Tsing Dynasties, we believe all the treatments we provide to customers are derived from the archives in the Palace Museum in China.

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Industry Overview

According to the Chinese health practice known as reflexology, each point on the sole of the body corresponds (or “reflects”) to an internal organ, and applied therapy to these spots can have a healing effect on the corresponding organ. The belief is that the nerve ending in the sole of the body is connected with internal organs of the body via invisible energy pathways, sometimes called meridians. Therapist applies varying amounts of high pressure to certain spots of the body, over a time period typically ranging from 45-120 minutes. While foot massage and other massage treatments are widely believed in China to have therapeutic benefit, often it is purchased as a leisure and/or social service, where groups of friends or business acquaintances may gather to enjoy a foot massage while socializing and having tea and simple food.

Most healthcare clubs in China offer Chinese and Thai style foot/full body massages. In Chinese full body massage, the therapists can use arms, hands, fingers, elbows and knees to apply pressure to different parts of the body. According to Chinese beliefs, foot and body massages are seen as a moderate but valid therapy to treat illnesses and body discomfort. Thai full body massage has been widely adopted into Chinese culture and is offered at many massage spas throughout China. In Thai massage, therapists manipulate body parts by stretching them and applying gentle pressure. Thai massage is intended to be energizing and to stretch muscles and help retain or enhance flexibility.

Massage clubs can be found in most Chinese cities and towns, as well as in moderate and upper class hotels, in airports and in shopping malls. Despite massage clubs having become a mainstream service in the PRC, we are aware of no national associations or agencies that have collected national data on the massage club industry. We believe that national massage club data is scarce in large part because the business has traditionally been done on a small operator basis, with the typical owner having one store. Despite the lack of national industry data, we believe that it is common knowledge that massage and other relaxing physiotherapy treatments have become a mainstream service that is offered widely throughout the country.

While massage and other relaxing physiotherapy treatments have become commonplace all over the PRC, the industry in the PRC is highly fragmented, with many spas being individually owned and operated. For example, Wuxi, where the Company is located, with a population of 6 million and we believe that it has more than 1,000 massage spas or regimen clubs, many of which are individually owned and operated.

According to a September 8, 2008 article in the New York Times, there was an estimated 50,000-60,000 massage therapists in Beijing. In 2009, the Health and Recreation Specialty Council of the China Health Care Association reported that there were over 600,000 leisure and health enterprises in the PRC, and about three million companies producing related products, with combined annual revenues exceeding 200 billion RMB (US$26.5 billion). This category is wider than just massage parlors or spas and includes many other health and leisure companies.

Our Services

Our healthcare clubs feature Chinese traditional physiotherapy services, including foot massage and other relaxing treatments. The main services in our clubs are based on ancient Chinese traditional medical royal regimen since the Ming and Tsing Dynasties, including foot massage, body massage, and other physiotherapy treatments. We also receive revenues from providing beverages including beer, tea, and juice, and simple foods including fruits, nuts, and dumplings. A majority of our revenue come from foot massage and other relaxing treatments, which are our core services. We consider other services and products as high-margin, add-on items. We train and provide financial incentives to our local managers and massage therapists to promote these items.

We believe that our therapists are consistent with the principals of traditional Chinese Medicine.

We seek to serve mainstream Chinese in urban centers, with a quality service at affordable prices. Our typical retail price for a 90-minute foot massage is RMB168 (USD27.1). Prices of other services are from RMB258 (USD41.6) to RMB888 (USD143.2). We customize special services for our clients based on their own conditions. Customer may apply our VIP card to obtain discount.

The following are the four major services we currently provide to our customers.

Traditional Chinese-style Foot Massage

While enjoying ordinary foot massages given by professional therapists, customers put their feet in a special steam barrel bathed by a variety of traditional Chinese medicinal materials. The barrel, made by blue and white porcelain, contains vapor generator that will vaporize the medicinal materials and stimulate customers’ foot acupoints. It is believed that this process is originated from royal hospitals from the Tsing Dynasty.

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“Royal Steam” Spa

The “Royal Steam” spa is a unique spa that customers lie on a special steam bed with small intensive holes. The bed containing Lan Tian jade will vaporize traditional Chinese medicinal materials and stimulate customers’ body acupoint. It is believed that this process is originated from royal hospitals from the Tsing Dynasty.

“Royal” Body Massage

The “Royal” body massage is a kind of massage that therapists use a combination of pushing, pressing, pinching, and kneading techniques to treat customers with hands. Different treatments are used for different parts of a body. This massage can help promote blood circulation, increase body metabolism and eliminate fatigue. It is a traditional widespread health preservation method in China with a long history.

“Royal” Moxibustion

Professional therapists put a pottery jar with mugwort on acupoints of customer’s body, permeating the medicine into the body meridian points by heat. It is believed that this therapy helps dredging the meridians, relieving rheumatism and will keep the body’s youth. Our “Royal” moxibustion was improved from the traditional moxibustion therapy by enhancing the effectiveness.

Competitive Strengths

We believe the following are our main competitive strengths:

Strong Background in Program and Culture, Unique Consumption Experience

We believe that the core competences of this industry are moving to environment, services, features of therapy and culture background. The cultural element of our services will provide us with a unique advantage as compared to our competitors.

Quality Service at Affordable Prices

We are building a brand known for quality and consistency while being affordable to mainstream Chinese living in urban centers. We provide value to our customers by pricing our services at competitively acceptable market prices, while assuring consistency and quality across our chain.

Training Program and Standardize Services

We have a complete training program for our therapists and employees. Our training program helps ensure a consistent and high quality level of service to our customers.

Business Strategies

Expanding Health Care Clubs under the brand “Kangjiafu”

For expending market presence, we plan to gradually establish health clubs under our brand “Kangjiafu”, many of which are expected to be opened in 2014. We believe that the “Kangjiafu” brand as well as our Chinese traditional physiotherapy services will differentiate our clubs from other similar health clubs, spas, and foot massage stores.

Standardized, High-Quality Services with Competitive Price

We provide our customers with high-quality treatments by professionally trained therapists while offering competitive prices, as compared to our competitors in the region. We price range of our services is from RMB168 to RMB888, which we believe is within a reasonable range.

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Enhance and Widen Customer Loyalty Program

We plan to enhance our customer loyalty program. We currently offer VIP Card which offer prepaid customers various discounts and other benefits. We have a card acceptance system in every single club allowing our customers to use their VIP card in all spas.

Enhance our IT and Club Management System

We plan to increase the functionality, tracking and reporting capability of our club management and accounting systems. Our current systems are focused on preventing leakage and assuring full cash collection. We plan to enhance our IT systems to give us more detailed reporting and allow us to more closely track and analyze trends in our business based on such things as geography, season, service types, customer type and price levels.

New Club Design

We are currently introducing new club designs that feature more luxurious and retro layouts. The new designs will have more luxurious decorations and accommodations. We believe this will improve our image as a high quality brand.

Club Size and Location

The size of our Wuxi and Nanjing clubs are 1,011 and 1,828 square meters, and can accommodate approximately 73 and 97 people at the same time, respectively. Our clubs are leased, and we expect to open and operate our new clubs in locations that are unique and we evaluate these locations on a case-by-case basis. We expect a new club leasehold be a minimum of 1500 square meters. We favor locations that feature stable, positive economic conditions and larger populations. For smaller cities we plan to pay special attention to economic output and the level of competition. We expect to place our clubs in prominent city centers and highly trafficked areas such as central business districts, and shopping centers.

Sales and Marketing

Due to the nature of the business, our marketing activities are focusing on the local areas. Individual club managers are responsible for club promotions. This can include publishing of flyers and local newspaper as well as street sign advertising. We also market to businesses. We offer special packages to companies who frequently use massage as way to entertain their clients. Many companies in China have an entertainment budget to entertain customers, and foot and body massages are used to build or deepen business-customer relationships. We plan to actively promote our services corporate clients. As we grow, we plan to increase our marketing efforts on a larger scale. We plan to purchase TV and national magazine advertisements to help promote our brand on a national level.

Customer Loyalty Programs

We currently only offer VIP Card. Our VIP Card is a prepaid massage card that provides customers priority services such as allowing them to book a massage room during peak hours and participate in card member only promotions. Customers that prepay certain amounts, start from RMB2,000 to RMB100,000, can receive a VIP Card. The VIP Card entitles customers to up to 10%-20% discount as well as preferred customer services, such as preferred reservation times or the ability to reserve a particular massage therapist, as well as certain rewards at holidays. When our customers purchase one of our cards, we record the customer’s name, age, gender, and business background.

We plan to collect more customer information and build a customer information database. We believe this information will allow us to better serve our customers.

Pricing

We determine the prices of our services based on a variety of factors such as customer purchasing power, economic conditions and prices of competitors’ services. Our customers purchase our services with cash, debit card or credit card. A majority of our sales are made with cash. We target mainstream Chinese in urban centers through quality services at affordable prices.

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Intellectual Property Rights

As of the date of this current report, we use the trademark “Kangjiafu” and its Chinese characters “ 康嘉福 ” by licensing from KJF Biotech, our related party. We are also in the process of applying for the domain name “comjoyful.com”.

Insurance

We do not currently have insurance. We believe this in line with standards for massage and physiotherapy companies in the PRC.

LEGAL PROCEEDINGS

We are not engaged in any material litigation, arbitration or claim, and no material litigation, arbitration or claim is known to be pending or threatened by or against us that would have a material adverse effect on our operation results or financial condition.

PROPERTIES

We do not own any real property and all of our locations are leased. The average lease for our clubs is nine to ten years. Our executive management team is located at Baotong Center, No. 567 Jianzhu Road, Wuxi, Jiangsu Province, China. The size of our Wuxi and Nanjing clubs are 1,011 and 1,828 square meters, respectively. Average rents are RMB44,295 per month (approximately $7,097) and RMB122,768 per month (approximately $19,767), respectively. The size of our Jintan Club is 2,518 square meters, and average rent is RMB 78,694 per month (approximately $12,900).

RISK FACTORS

Risks Related to Our Business and Industry

Our limited operating history makes it difficult to evaluate our future business prospects and to make decisions based on our historical performance.

We have a limited operating history, which makes it difficult to evaluate our business on the basis of historical operations. As a consequence, it is difficult to forecast our future results based upon our historical data. Reliance on our historical results may not be representative of the results we will achieve. Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, product costs or expenses. If we make poor budgetary decisions as a result of unreliable historical data, we could incur greater losses, which may result in a decline in our stock price.

For our operating entities in PRC, from the inception to December 31, 2013,   we have incurred accumulated net loss in the amount of approximately USD 5.47 million and may continue to incur losses in the future.

From our PRC operating entities’ inception to December 31, 2013 we have incurred accumulated net loss in the amount of approximately USD 5.47 million, including net losses in the amount of USD3,092,587 and USD2,593,198 in 2013 and 2012, respectively, primarily due to at the early stage of development of our business.

Our operating results have been in the past and will continue to be subject to a number of factors, many of which are largely outside our control. Any one or more of the factors set forth below could adversely impact our business, financial condition, and/or results of operations:

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(i) Lower customer traffic or average value per transaction, which negatively impacts comparable club sales, net revenues, operating income, operating margins and earnings per share, due to:

•	the impact of initiatives by competitors and increased competition generally;

•	customers trading down to lower priced services within our spas, and/or shifting to competitors with lower priced services;

•	lack of customer acceptance of new services or price increases necessary to cover costs of new services and/or higher input costs;

•	the attractiveness of the venues to consumers and competition from comparable venues in terms of, among other things, accessibility and cost;

•	declines in general consumer demand for specialty services;

(ii) Cost increases that are either wholly or partially beyond our control, such as:

•	labor costs such as general market wage levels;

•	litigation against us;

•	construction costs associated with new club openings; or

•	information technology costs and other logistical resources necessary to maintain and support the growth of our business.

Therefore, due to the factors mentioned above as well as our historical losses, although we expect our net loss to decrease as a percentage of our total net revenues in the foreseeable future, we may continue to incur net losses in the future. We may also continue to incur net losses in the future due to changes in the macroeconomic and regulatory environment, competitive dynamics and our inability to respond to these changes in a timely and effective manner.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed in Risk Factors and the following factors may affect our operating results:

•	Our ability to continue to attract customers to our clubs;

•	Our ability to generate revenue from our members and customers for the services and products we offer;

•	The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations and infrastructure; and

•	Our focus on long-term goals over short-term results.

Because our business is changing and evolving, our historical operating results may not be useful to you in predicting our future operating results.

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We may not be successful in implementing important strategic initiatives, which may have a material adverse impact on our business and financial results.

There is no assurance that we will be able to implement important strategic initiatives in accordance with our expectations, which may result in a material adverse impact on our business and financial results. These strategic initiatives are designed to drive long-term shareholder value and improve our company’s results of operations.

Economic conditions in the PRC market could adversely affect our business and financial results.

As a leisure service provider that is dependent upon discretionary consumer spending, the results of our operations are sensitive to changes in macro-economic conditions. Our customers may have less money for discretionary purchases as a result of job losses, foreclosures, bankruptcies, reduced access to credit and falling home prices. Any resulting decreases in customer traffic or average value per transaction will negatively impact our financial performance as reduced revenues result in sales de-leveraging, which creates downward pressure on margins. There is also a risk that if negative economic conditions persist for a long period of time, consumers may make long-lasting changes to their discretionary purchasing behavior, including less frequent discretionary purchases on a more permanent basis.

Liability for Service-related injuries and other potential claims could adversely affect us.

The nature and use of services and the products we use to provide our services could give rise to liability for service-related injuries and other claims if a customer were injured while receiving one of our services (including those performed by students at our schools) or were to suffer adverse reactions following the service. Adverse reactions could be caused by various factors beyond our control, including hypoallergenic sensitivity with the products we use. Although service-related injuries lawsuits in the PRC are rare, and we have not, to date, incurred litigation expense involving service-related injuries, there is no guarantee that we will not face such liability in the future. As we do not carry insurance to help cover the costs of any such litigation or any judgments against us, such liability could be substantial and the occurrence of such loss or liability may have a material adverse effect on our business, financial condition and prospects.

Our success depends substantially on the value of our brand.

We believe we have built an excellent reputation for the quality of our massage services, and for delivery of a consistently positive consumer experience. Brand value is based in part on consumer perceptions as to a variety of subjective qualities. Even isolated business incidents that erode consumer trust, particularly if the incidents receive considerable publicity or result in litigation, can significantly reduce brand value. Consumer demand for our services and brand equity could diminish significantly if we fail to preserve the quality of our massage services, or are perceived to act in an unethical or socially irresponsible manner, or fail to deliver a consistently positive consumer experience in each of our markets.

Effectively managing our growth into new geographic areas will be challenging.

Effectively managing growth can be challenging, particularly as we expand into new markets geographically where we must balance the need for flexibility and a degree of autonomy for local management against the need for consistency with the our goals, philosophy and standards. Growth can make it increasingly difficult to locate and hire sufficient numbers of key employees to meet our financial targets, to maintain an effective system of internal controls, and to train employees nationally to deliver a consistently high quality service and customer experience.

We face risks related to maintaining our computer networks .

Our business relies to a significant extent on our computer networks, which control our point-of-sale system, which monitors our sales on a real-time basis. These networks may be vulnerable to service interruptions, delays or failures, including those related to unauthorized access, computer hackers, computer viruses and other security threats. The occurrence of any of these events could have a material adverse effect on our business, resulting adversely on our operations and financial condition. Any damage or failure that interrupts or delays our operations could have a material adverse effect on our business, results of operations and financial condition.

We may face difficulties in protecting our intellectual property.

We have “Kangjiafu” trademarks registered in the PRC by licensing from KJF Biotech, a related party (please refer to the section entitled “Intellectual Property   Rights” in this Current Report). Although these intellectual properties are protected through registration, enforcement of measures for the protection of intellectual property rights in the PRC is currently not as certain or effective as compared to some developed countries. We believe our trademarks are critical to our success and that the success of our business depends in part upon our continued ability to use or further develop and increase brand awareness. The infringement of our trademarks would diminish the value of our brand and its market acceptance, as well as our competitive advantages.

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Monitoring and preventing the unauthorized use of our intellectual property is difficult. The measures we take to protect our brand, trade names, copyrights and other intellectual property rights may not be adequate to prevent their unauthorized use by third parties. Furthermore, application of laws governing intellectual property rights in the PRC and abroad is uncertain and evolving and could involve substantial risks to us. If we are unable to adequately protect our brand, trademarks and other intellectual property rights, we may lose these rights and our business, results of operations, financial condition and prospects could be materially and adversely affected.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals, including massage instructors, club managers and massage therapists. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to train new employees, and to retain and motivate our existing employees.

The loss of key executives or difficulties recruiting and retaining qualified executives could jeopardize our ability to meet financial targets.

Our success depends substantially on the contributions and abilities of key executives, consisting of Mr. Yazhong Liao, CEO and President.  We must continue to recruit, retain and motivate key executives to maintain our current business and support our projected growth. A loss of a key executive could jeopardize our ability to meet financial targets.

We may need additional capital to execute our business plan and fund operations and may not be able to obtain such capital on acceptable terms or at all.

Capital requirements are difficult to plan in our rapidly changing industry.  Although we currently expect to have sufficient funding for the next 12 months, we expect that we will need additional capital to fund our future expansion efforts.

We may be required to pursue sources of additional capital through various means, including debt or equity financings. There is no assurance that we will be successful in locating a suitable financing transaction in a timely fashion or at all.

If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our strategy to maintain our growth and competitiveness or to fund our operations.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

Our future performance is dependent on the PRC economy and, in particular, the level of growth of the PRC consumer market.

We derive substantial portion of our revenue from sales of our massage services in the PRC. The success of our business depends on the condition and growth of the PRC consumer market, which in turn depends on macro-economic conditions and individual income levels in the PRC. There is no assurance that projected growth rates of the PRC economy and the PRC consumer market will be realized under current economic situation. Any future slowdowns or declines in the PRC economy or consumer spending may adversely affect our business, operating results and financial condition.

Political, economic and social policies of the PRC government and PRC laws and regulations could affect our business and results of operations and may result in our inability to sustain our growth.

The economy of the PRC differs from the economies of most developed countries in a number of respects, including:

•	its structure;

•	level of government involvement;

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•	level of development;

•	level of capital reinvestment;

•	control of capital reinvestment;

•	control of foreign exchange; and

•	allocation of resources.

Before its adoption of reform and open-door policies beginning in 1978, China was primarily a planned economy. Since then, the PRC government has been reforming the PRC’s economic system, and has begun reforming the government structure in recent years. These reforms have resulted in significant economic growth and social progress. Although the PRC government still owns a significant portion of the productive assets in the PRC, economic reform policies since the late 1970s have emphasized autonomous enterprises and the utilization of market mechanisms, especially where these policies apply to privately-owned businesses. Although we believe these reforms will have a positive effect on our overall and long-term development, we cannot predict whether changes in the PRC’s political, economic and social conditions, laws, regulations and policies will have an adverse impact on our current or future business, results of operations or financial condition.

Our ability to continue to expand our business is dependent on a number of factors, including general economic, capital market conditions and credit availability from banks or other lenders. In the past few years, the PRC government has articulated a need to control the rate of economic growth and may tighten its monetary policies, including increasing interest rates on bank loans and deposits and tightening the money supply to control growth in lending. Under current economic situation, financial institutions have tightened their lending. Stricter lending policies may, among other things, affect our ability to obtain financing, which may, in turn, adversely affect our growth and financial condition.

As we conduct a significant portion of our business through operating entities in China, we are subject to PRC laws and regulations on labor and employee benefits. In recent years, the PRC government has implemented policies to strengthen the protection of employees and obligate employers to provide more benefits to their employees. In addition, an employment contract law came into effect in China on January 1, 2008. The PRC employment contract law and related legislations require more benefits to be provided to employees, such as an increase in pay or compensation for termination of employment contracts. As a result, we expect to incur higher labor costs, which could have an adverse impact on our current or future business, results of operations or financial condition. Additional changes in the PRC’s political, economic and social conditions, laws, regulations and policies could have an adverse effect on our business, results of operations or financial condition.

PRC regulations relating to offshore investment activities by PRC residents may increase our administrative burden and restrict our overseas and cross-border investment activity. If our shareholders fail to make any required applications and filings under such regulations, we may be unable to distribute profits and may become subject to liability under PRC laws.

SAFE issued a public notice in October 2005, or Circular 75, requiring PRC residents to register with the local SAFE branch for establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of PRC companies owned by such PRC residents, referred to in the notice as an “offshore special purpose vehicle.” The term “control” under Circular 75 is broadly defined as the operation rights, beneficiary rights or decision-making rights acquired by the PRC residents in the offshore special purpose vehicles or PRC companies by such means as acquisition, trust, proxy, voting rights, repurchase, convertible bonds or other arrangements. SAFE has further issued a series of implementation guidelines. These regulations require PRC residents and PRC corporate entities to register their direct or indirect offshore investment in offshore special purpose vehicles with competent local branches of SAFE. These regulations may apply to our shareholders and beneficial owners who are PRC residents or which have PRC residents as their ultimate owners and may apply to any offshore acquisitions that we make in the future.

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Under these foreign exchange regulations, PRC residents who establish or control, or have previously established or controlled prior to October 2005, offshore special purpose vehicles are required to register those investments. In addition, any PRC resident that is a shareholder or beneficial owner of an offshore special purpose vehicle is required to amend the SAFE registration with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China or other material changes in share capital. Moreover, any subsidiary of such offshore special purpose company in China is required to urge the PRC resident shareholders and beneficial owners to update their registration with the local branch of SAFE. If any shareholder or beneficial owner who is considered as a PRC resident by SAFE fails to make the required registration or to update the previously filed registration, the subsidiary of such offshore special purpose company in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the offshore special purpose company, and the offshore special purpose company may also be prohibited from making additional capital contribution into its subsidiary in China.

We have requested all of our current shareholders and/or beneficial owners to disclose whether they or their shareholders or beneficial owners fall within the ambit of Circular 75 and its guidance and will urge relevant shareholders and beneficial owners, upon learning they are PRC residents, to register with the local SAFE branch as required under Circular 75 and its guidance. However, we may not be fully informed of the identities of all our shareholders or beneficial owners who are PRC residents, and as Circular 75 and its related foreign exchange regulations are relatively new and evolving and their interpretation and enforcement involve significant uncertainties, we cannot provide any assurance that all of our shareholders and beneficial owners who are PRC residents have fully complied or will comply with our request to make, obtain or update any applicable registrations or have fully complied or will fully comply with other requirements required by Circular 75 or other related rules in a timely manner. For example, Mr. Liao, one of our founders and a PRC resident, is currently in the process of applying for amendments to his SAFE registration under Circular 75 with respect to recent changes in our share capital. We cannot assure you that Mr. Liao will successfully obtain such SAFE registration in accordance with applicable PRC law.

In case of any non-compliance by any of our shareholders or beneficial owners who are PRC residents, Nanjing KJF and such shareholders and beneficial owners may be subject to fines and other legal sanctions, including restrictions on our ability to contribute additional capital into Nanjing KJF and Nanjing KJF’s ability to distribute dividends to our offshore holding companies, any of which would adversely affect our business.

Our revenues are denominated in RMB, which is not freely convertible for capital account transactions and may be subject to exchange rate volatility.

We are exposed to the risks associated with foreign exchange controls and restrictions in China, as our revenues are denominated in RMB, which is currently not freely exchangeable. The PRC government imposes control over the convertibility of RMB into foreign currencies. Under the rules promulgated under the PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and operation-related expenditures, may be made in foreign currencies without prior approval but are subject to procedural requirements. Strict foreign exchange control continues to apply to capital account transactions. These transactions must be approved by or registered with the PRC State Administration of Foreign Exchange and repayment of loan principal, distribution of return on direct capital investment and investments in negotiable instruments are also subject to restrictions. There can be no assurance that we will be able to meet all of our foreign currency obligations or to remit profits out of China.

Fluctuation in the value of the RMB and of the U.S. dollar may have a material adverse effect on your investment.

Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, as well as on the value of, and any dividends payable on, our ordinary shares in foreign currency terms. For instance, a decline in the value of RMB against the U.S. dollar could reduce the U.S. dollar equivalent amounts of our financial results, the value of your investment in us and the dividends we may pay in the future, if any.

There remains significant international pressure on the PRC government to liberalize further its currency policy, which could result in a further and more significant appreciation in the value of the RMB against the U.S. dollar. The RMB may be revalued further against the U.S. dollar or other currencies, or may be permitted to enter into a full or limited free float, which may result in an appreciation or depreciation in the value of the RMB against the U.S. dollar or other currencies.

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We rely principally on dividends paid by entities under our control to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC operating entities to pay dividends to us could have a material adverse effect on our ability to conduct our business.

The registrant is a Nevada company, which relies principally on dividends paid by its subsidiaries for cash requirements, including the funds necessary to service any debt we may incur. If any of our subsidiaries or operating entities incur debt in their own name in the future, the instruments governing the debt may restrict dividends or other distributions on its equity interest to us.

Furthermore, applicable PRC laws, rules and regulations permit payment of dividends by the consolidated PRC entities only out of their retained earnings, if any, determined in accordance with PRC accounting standards, which differ in many aspects from Generally Accepted Accounting Principles in other jurisdictions including IFRS. Based on PRC accounting standards, the consolidated PRC entities are also required to set aside a certain percentage of their after-tax profit each year to their reserve fund in accordance with the requirements of relevant laws and provisions in their respective articles of associations, which are not available for distribution as cash dividends. As a result, the consolidated PRC entities are restricted in their ability to transfer a portion of their net income to the registrant whether in the form of dividends, loans or advances. Any limitation on the ability of our operating entities to pay dividends could materially adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

Under the PRC Enterprise Income Tax Law and implementation regulations issued by the State Council, PRC income tax at the rate of 10%, unless relevant treaties provide for a lower rate, is applicable to dividends paid by enterprises incorporated in the PRC to “non-resident enterprises” (enterprises that do not have an establishment or place of business in the PRC, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business) subject to the application of any relevant income tax treaty that the PRC has entered into. If the registrant or our non-PRC incorporated subsidiaries are considered “nonresident enterprises,” any dividend that registrant or any such subsidiary receives from the PRC operating entities may be subject to PRC taxation at the 10% rate (or lower treaty rate).

Any changes in PRC policies on enterprise income tax may adversely affect our ability to pay dividends and our financial condition.

On March 16, 2007, the new PRC Enterprise Income Tax Law (the “new tax law”) was issued and on December 6, 2007, the Rules on the Implementation of Enterprise Income Tax Law of the PRC (“Implementation Rules”) were issued, both of which became effective on January 1, 2008. Under the new tax law, non-PRC tax resident enterprises will be taxed at a withholding tax rate of 10% for British Virgin Islands companies. If an entity is deemed to be a PRC tax resident enterprise, which is an enterprise that is set up under PRC law within the territory of the PRC, or set up under the law of a foreign country or region but which has “de facto management organization” within the PRC, then qualified dividend and profit distribution from equity investment between them shall be exempted from withholding tax and income tax. Among other things, qualified dividend and profit distribution as stated in the new tax law shall refer to investment income derived by a PRC tax resident enterprise from the direct investment in other PRC tax resident enterprises, which shall exclude investment income from circulating stock issued publicly by PRC tax resident enterprises and traded on stock exchanges where the holding period is less than 12 months.

Our subsidiaries or PRC operating entities may trigger withholding tax requirements in the future under the new tax law and the Implementation Rules, depending on their classification as a PRC or non-PRC tax resident enterprise. The new tax law provides that if an enterprise incorporated outside of the PRC has “de facto management organization” within the PRC, it may be recognized as a PRC tax resident enterprise and may be subject to a 25% enterprise income tax on its worldwide income. According to the Implementation Rules, “de facto management organization” means the institution that materially and comprehensively manages and controls the enterprise’s business, personnel, finance and assets. Given the short history of the new tax law and the Implementation Rules, how an enterprise qualifies for tax exemptions remains unclear. Our ability to pay dividends and our financial condition may be adversely affected as a result of the new tax law and other changes in PRC policies and regulations on dividend distributions, withholding tax, and enterprise income tax.

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As all of our management is currently substantially based in the PRC, we may be treated as a PRC resident enterprise for new tax law purposes. The tax consequences of such treatment are currently unclear as they will depend on the implementation regulations and on how local tax authorities apply or enforce the new tax law or the implementation regulations.

The levy and collection of enterprise income tax in the PRC are handled by various local governments, which in turn submit such tax revenues to their respective higher administrative authorities. Each local government has its own administrative practice with regard to the manner and the amount of tax submitted by the local government to its higher administrative authorities. PRC enterprises, including us, have no participation in or control over such administrative practices. Any discrepancies in implementation among the local governments of such administrative practice may result in uncertainties over the amount of tax for which a PRC enterprise is liable.

Fulfilling our obligations incident to being a public company will be expensive and time consuming.

Prior to the closing of the transactions contemplated under the VIE Agreements, our predecessor, as a company without operations, and Wuxi KJF, as a PRC private company, have maintained relatively small finance and accounting staffs. Although we maintained disclosure controls and procedures and internal control over financial reporting as required under the federal securities laws with respect to its very limited activities, it was not required to maintain and establish these disclosure controls and procedures and internal controls as will be required now that we have substantial operations. Under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the U.S. Securities and Exchange Commission, we will need to implement additional corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these obligations will require significant management time, place significant additional demands on our finance and accounting staff and on our financial, accounting and information systems, and increase our insurance, legal and financial compliance costs. We may also need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

Our failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in social insurance and housing fund plans. We have not fully contributed to such plans as required by applicable PRC regulations. As of September 30, 2013, with regards to the outstanding contributions, including historical underpayments to such plans, we made a provision of RMB2.28 million (US$0.37 million), which is reflected in our audited financial statements included in this filing. While we believe this provision is adequate, our failure to make sufficient payments to such plans does not fully comply with applicable PRC laws and regulations and we may be required to make up the contributions for such plans as well as to pay late fees and fines .

Our business will suffer if any necessary license cannot be maintained or renewed.

Any entity that conducts business in the PRC must have a business license that covers a particular type of work, and Wuxi KJF, Nanjing KJF, and the clubs we operate each hold valid business licenses. While the business licenses of each of Wuxi KJF, Nanjing KJF and the clubs cover their present business purposes, the standards of compliance required in relation thereto may from time to time be subject to change.  While Nanjing KJF, Wuxi KJF and the clubs intend to apply for renewal and/or reassessment of such licenses when required by applicable laws and regulations, we cannot assure you that we will be able to renew our licenses or accomplish the reassessment of such licenses in a timely manner.  Any changes in compliance standards, or any new laws or regulations that may prohibit or render it more restrictive for us to conduct business or increase compliance costs may adversely affect our operations or profitability.  In addition, Nanjing KJF, Wuxi KJF and the spas we operate may not be able to carry on business without such licenses being renewed and/or reassessed.

In accordance with the Regulation of Fire Protection and safety management in Public Entertainment Places, and Fire Protection Law, an Opinion on Fire Protection Inspection (“Fire Opinion”) shall be obtained prior to the operation of a public entertainment place. Failure to comply with such requirement could impose penalties, including suspensions or shutdown of the business. Our operating entity, Wuxi KJF, operates a public entertainment place without a Fire Opinion due to the local practice, if the authority determines that Wuxi KJF violates such requirement as mentioned above, Wuxi KJF may not be able to carry on business continually.

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Our contractual arrangements with Wuxi KJF and the Wuxi KJF Shareholders may not be as effective in providing control as direct ownership.

Our contractual arrangements with Wuxi KJF and the Wuxi KJF Shareholders provide us with effective control over Wuxi KJF.  As a result of these contractual arrangements, we are considered to be the primary beneficiary of the economic benefits of ownership of Wuxi KJF, and we consolidate the results of operations, assets and liabilities of Wuxi KJF in our financial statements.  However, these contractual arrangements may not be as effective in providing us with control over Wuxi KJF as direct equity ownership of Wuxi KJF. If Wuxi KJF or the Wuxi KJF Shareholders fail to perform their respective obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements and rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective.

If the PRC government determines that the contractual arrangements through which we control Wuxi KJF do not comply with applicable regulations, our business could be adversely affected.

Although we believe our contractual relationships through which we control Wuxi KJF comply with current licensing and regulatory requirements of the PRC, we cannot assure you that the PRC government would agree, or that new and burdensome regulations will not be adopted in the future. If the PRC government determines that our structure or operating arrangements do not comply with applicable law, it could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, require us to restructure our operations, impose additional conditions or requirements with which we may not be able to comply, impose restrictions on our business operations or on our customers, or take other regulatory or enforcement actions against us that could be harmful to our business.

We haven’t completed registration for our existing equity pledges, which may adversely affect our ability to control our operating affiliates.

The PRC Property Rights Law, which was promulgated on March 16, 2007 and became effective on October 1, 2007, requires registration with the local Administration of Industry and Commerce (the “AIC”) in order to create a security interest over an equity interest in a PRC company. Therefore, before the equity pledge is duly registered with the local AIC, the equity pledge is unenforceable even though the relevant equity pledge agreement is still binding. We submitted registration for our existing equity pledges with the local AIC on April 21, 2014., however, there is no assurance that we can have these equity pledges registration completed by the local AIC in a timely manner or at all. Considering that we have not completed registration for these existing equity pledges with the local AIC, any equity pledges created under these equity pledge agreements may be considered unenforceable. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating affiliates, and our ability to conduct our business may be negatively affected.

If the custodians or authorized users of our controlling non-tangible assets, including corporate chops and seals fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations could be materially and adversely affected.

Under PRC law, legal documents for corporate transactions, including contracts that our business relies on, are executed using the chops or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with AIC.

Currently, the designated legal representative of our PRC operating entity is Mr. Yazhong Liao, the Company’s CEO and President. Accordingly, there is a risk that the registered legal representative of our PRC operating entity could abuse his authority, for example, by binding the Company with contracts against the Company’s interest or intentions which could result in economic harm or damages as a result of any contractual obligations, or resulting disputes that might arise. If the party contracting with the Company did not act in good faith under such circumstances, then we could incur costs to nullify such contracts.

We rely on the Company seals, financial chops and business licenses of our PRC entity for entering into contracts, conducting banking business, or taking official corporate action of any sort including registering any change to the composition of the board of directors or management with the relevant PRC authorities. In order to maintain the physical security of our chops, seals and business licenses and other controlling intangible assets, we generally store these items in secured locations accessible only by the authorized personnel in the local administrative and finance departments. Although we monitor such authorized personnel in the local administrative and finance departments, there is no assurance such procedures may be able to prevent all instances of abuse or negligence. Accordingly, if any of our authorized personnel in the local administrative and finance departments obtain and misuse or misappropriate our corporate chops, seals, business licenses or other controlling intangible assets, we could incur economic damage and disruption to our operations that may necessitate corporate or legal action. Such corporate or legal action could involve significant time and resources to resolve while distracting management from our operations. In particular, during any period were we lose effective control of the corporate activities as a result of such misuse or misappropriation, the business activities of the affected entity could be disrupted and we could lose the economic benefits of that aspect of our business which may negatively impact our business and reputation.

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The shareholders of Wuxi KJF may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The major shareholders of Wuxi KJF are Yazhong Liao, our Chairman of the Board of Directors, and Zhangmei Zhang and Huiwen Qu.  Conflicts of interest between their role as shareholders of Wuxi KJF and their duties to us may arise. We cannot assure you that when conflicts of interest arise, these individuals will act in our best interests, or that conflicts of interest will be resolved in our favor. In addition, these individuals may breach or cause Wuxi KJF to breach or refuse to renew the existing contractual arrangements that allow us to effectively control Wuxi KJF and receive economic benefits from them. Currently, we do not have arrangements to address potential conflicts of interest between these individuals and our company, and a conflict could result in these individuals as officers of our company violating fiduciary duties to us. If we cannot resolve any conflicts of interest or disputes between us and the shareholders of Wuxi KJF, we would have to rely on legal proceedings, which could result in disruption of our business, and there would be substantial uncertainty as to the outcome of any such legal proceedings.

Contractual arrangements we have entered into may be subject to scrutiny by the PRC tax authorities, and a finding that we, or our affiliated entities, owe additional taxes that could reduce our net income and the value of your investment.

As required by applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. We could face adverse tax consequences if the PRC tax authorities determine that the contractual arrangements between Nanjing KJF and Wuxi KJF do not represent an arm’s-length price and adjust Wuxi KJF’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction for PRC tax purposes of expense deductions recorded by Wuxi KJF, which could in turn increase its respective tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties on our affiliated entities for underpaid taxes.  Our net income may be adversely affected if Wuxi KJF’s tax liabilities increase or if it is found to be subject to late payment fees or other penalties.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Chinese RMB into foreign currencies and, if Chinese RMB were to decline in value, reducing our revenue in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in the PRC use their local currency as their functional currencies. Substantially all of our revenue and expenses are in Chinese RMB. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the RMB depends to a large extent on PRC government policies and the PRC’s domestic and international economic and political developments, as well as supply and demand in the local market. Since 1994, the official exchange rate for the conversion of RMB to the U.S. dollar had generally been stable and the RMB had appreciated slightly against the U.S. dollar. However, on July 21, 2005, the PRC government changed its policy of pegging the value of Chinese RMB to the U.S. dollar. Under the new policy, Chinese RMB may fluctuate within a narrow and managed band against a basket of certain foreign currencies. Following the removal of the U.S. dollar peg, the RMB appreciated more than 20% against the U.S. dollar over the following three years. It is difficult to predict when and how RMB exchange rates may change going forward.

The income statements of our operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currency denominated transactions results in reduced revenue, operating expenses and net income for our operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries and operating entities into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ or operating entities’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss. We have not entered into agreements or purchased instruments to hedge its exchange rate risks, although it may do so in the future. The availability and effectiveness of any hedging transaction may be limited and we may not be able to successfully hedge its exchange rate risks.

Although PRC governmental policies were introduced in 1996 to allow the convertibility of Chinese RMB into foreign currency for current account items, conversion of Chinese RMB into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange (SAFE), which is under the authority of the People’s Bank of China. These approvals, however, do not guarantee the availability of foreign currency conversion. We cannot be sure that we will be able to obtain all required conversion approvals for our operations or that PRC regulatory authorities will not impose greater restrictions on the convertibility of Chinese RMB in the future. Because a significant amount of our future revenue will be in the form of Chinese RMB, our inability to obtain the requisite approvals or any future restrictions on currency exchanges could limit our ability to utilize revenue generated in Chinese RMB to fund our business activities outside of the PRC, or to repay foreign currency obligations, including our debt obligations, which would have a material adverse effect on our financial condition and results of operations.

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We may have limited legal recourse under PRC law if disputes arise under our contracts with third parties.

The PRC government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If business ventures are unsuccessful, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of these acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the PRC government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance or to seek an injunction under PRC law are severely limited in either of these cases. Without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

You may have difficulty enforcing judgments against us.

Our holding company are organized under the laws of Hong Kong and most of our assets are located outside of the United States. Most of our current operations are conducted in the PRC. In addition, most of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts (imposing monetary fines, penalties, damages or otherwise) or entertain original actions brought in the courts of the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not recognize or enforce a foreign judgment against us or our directors and officers (imposing monetary fines, penalties, damages or otherwise) or entertain original actions brought in the courts of the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. So it is uncertain whether a PRC court would recognize or enforce a judgment rendered by a court in the United States.

We must comply with the Foreign Corrupt Practices Act and PRC Anti-Bribery Law, which may put us at a competitive disadvantage.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. We are also subject to the PRC Anti-Bribery Law, which strictly prohibits bribery of government officials. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business, or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

Certain PRC government approvals may be required under regulations adopted in August 2006, and, if required, we cannot predict whether we will be able to obtain such approval.

In 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rule. This rule requires that if an overseas company is established or controlled by PRC domestic companies or citizens intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC domestic companies or citizens, such acquisition must be submitted to the Ministry of Commerce, rather than local regulators, for approval. In addition, this regulation requires that an overseas company controlled directly or indirectly by PRC companies or citizens and holding equity interests of PRC domestic companies needs to obtain the approval of the China Securities Regulatory Commission, or CSRC, prior to listing its securities on an overseas stock exchange. On September 21, 2006, the CSRC published a notice on its official website specifying the documents and materials required to be submitted by overseas special purpose companies seeking CSRC’s approval of their overseas listings.

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While the application of the M&A Rule remains unclear, based on their understanding of current PRC laws, regulations, and the notice published on September 21, 2006, since our operating entities were established by means of direct investment, rather than by merger or acquisition of the equity interest or assets of any “domestic company” as defined under the M&A Rules, and no provision in the M&A Rules classifies our contractual arrangements with Wuxi KJF as a type of acquisition transaction falling under the M&A Rules, we are not required to submit an application to the Ministry of Commerce or the CSRC for its approval for our contractual control of Wuxi KJF or any of our transactions.

If the CSRC or another PRC regulatory agency subsequently determines that the approvals from the Ministry of Commerce and/or CSRC were required, our contractual control over the PRC business could be challenged and we may need to apply for a remedial approval and may be subject to certain administrative punishments or other sanctions from PRC regulatory agencies. The regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of our foreign currency in our offshore bank accounts into the PRC, or take other actions that could materially and adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares.

The M&A Rule sets forth complex procedures for acquisitions conducted by foreign investors that could make it more difficult to pursue acquisitions.

The M&A Rule sets forth complex procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Complying with the requirements of the M&A Rule to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Risks Related to our Securities

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other shareholders wanted it to occur.

Our executive officers, directors, and principal shareholders hold approximately a large majority of our outstanding ordinary shares. Accordingly, these shareholders are able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other shareholders wanted it to occur.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from our PRC-based contractually controlled entity may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

We cannot assure you that our common stock will become liquid or that they will be listed on a securities exchange.

Until our ordinary shares are listed on an exchange, or are quoted on the OTC Bulletin Board, another over-the-counter quotation system, or in the “pink sheets,” we expect that our common stock will remain non-tradable.  In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of our ordinary shares. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our ordinary shares to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our ordinary shares, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

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In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices that may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current shareholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our securities outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our ordinary shares. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential investors could lose confidence in our financial reporting, which could harm our business and have an adverse effect on our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we may be required to annually furnish a report by our management on our internal control over financial reporting. Such report may have to contain, among other matters, an assessment by our principal executive officer and our principal financial officer on the effectiveness of our internal control over financial reporting, including a statement as to whether or not our internal control over financial reporting is effective as of the end of our fiscal year. Any such assessment must include disclosure of any material weakness in our internal control over financial reporting identified by management. In addition, under current SEC rules, we will be required to obtain an attestation from our independent registered public accounting firm as to our internal control over financial reporting for our annual report on Form 10-K covering our next fiscal year. Performing the system and process documentation and evaluation needed to comply with Section 404 is both costly and challenging. During the course of our testing we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act of 2002 for compliance with the requirements of Section 404. In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Failure to achieve and maintain an effective internal control environment could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on the price of our ordinary shares.

Compliance with rules and requirements applicable to public companies will cause us to incur additional costs, and any failure by us to comply with such rules and requirements could negatively affect investor confidence in us and cause the market price of our securities to decline.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, many of which are not reflected in our historical financial statements. In addition, the Sarbanes-Oxley Act, as well as rules adopted by the SEC and the securities exchanges, such as the NASDAQ Stock Market LLC and NYSE AMEX, have required changes in the corporate governance practices of public companies. We expect these rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. Complying with these rules and requirements may be especially difficult and costly for us because we may have difficulty locating sufficient personnel in China with experience and expertise relating to U.S. GAAP and United States public company reporting requirements, and such personnel may command high salaries. If we cannot employ sufficient personnel to ensure compliance with these rules and regulations, we may need to rely more on outside legal, accounting and financial experts, which may be very costly. In addition, we will incur additional costs associated with our public company reporting requirements. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may be subject to the penny stock rules which will make our securities more difficult to sell.

If we are able to obtain a listing of our securities on a national securities exchange, we may be subject in the future to the SEC’s “penny stock” rules if our securities sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our securities. As long as our securities are subject to the penny stock rules, the holders of such securities may find it more difficult to sell their securities.

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SELECTED FINANCIAL DATA

The following selected consolidated statement of income data for the years ended December 31, 2013 and 2012 and the selected consolidated balance sheet data as of December 31, 2013 and 2012 are derived from our audited consolidated financial statements and related notes thereto included elsewhere in this prospectus. The audited consolidated financial statements have been prepared in accordance with U.S. GAAP, and have been audited by Marcum Bernstein & Pinchuk LLP, an independent registered public accounting firm.

Our historical results for any period are not necessarily indicative of results to be expected for any future period. You should read the following selected consolidated financial and operating data in conjunction with the consolidated financial statements and related notes thereto and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Consolidated Statement of Income Data:

	For the years ended December 31,
	2013	2012

Revenues	$568,534	$486,710
Cost of revenues	(1,198,852)	(1,101,840)
Gross loss	(630,318)	(615,130)

Operating expenses
Selling and general and administrative expenses	(1,490,960)	(1,982,580)
Impairment of long-lived assets	(955,466)	-
Total operating expenses	(2,446,426)	(1,982,580)

Loss from operations	(3,076,744)	(2,597,710)

Other income/(expenses)
Interest income/(expenses)	(15,838)	489
Other income/(expenses)	(5)	4,023
Total other expenses	(15,843)	4,512

Loss before income taxes expenses	(3,092,587)	(2,593,198)
Income tax expenses	-	-
Net loss	(3,092,587)	(2,593,198)
Less: Net loss attributable to non-controlling interests	(942,767)	(587,184)
Net loss attributable to Wuxi Kangjiafu Royal Traditional Investment Management Co., Ltd	(2,149,820)	(2,006,014)

Comprehensive income
Net loss	(3,092,587)	(2,593,198)
Foreign currency translation adjustment	(93,080)	23,943
Total comprehensive loss	(3,185,667)	(2,569,255)
Less: Comprehensive loss attributable to non-controlling interests	(947,528)	(582,727)
Comprehensive Loss Attributable to Wuxi Kangjiafu Royal Traditional Investment Management Co., Ltd	$(2,238,139)	$(1,986,528)

Consolidated Balance Sheet Data:

	December 31,
	2013	2012
Cash	$21,536	$190,290
Total Assets	2,676,435	3,186,577
Total liabilities	9,889,697	8,646,272
Total Owners’ Deficit	(7,213,262)	(5,459,695)
Total Liabilities and Owners’ Deficit	$2,676,435	$3,186,577

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS

Disclaimer Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as "anticipate,” “expect,” “intend,” “plan,” “will,” we believe,” “believes,” “management believes” and similar language. Except for the historical information contained herein, the matters discussed in this ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’ and elsewhere in this report are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this Current Report on Form 8-K.

Overview

We own and operate three health care clubs featuring traditional Chinese-style foot massage and other traditional relaxing treatments in Jiangsu province, China. Currently we have three clubs located in Wuxi and Nanjing and Jintan. The new club in Nantong was in start-up and promotion stage. We differentiate ourselves from other Chinese foot massage clubs based on our decorative style, club size, cultural background, and services.

Our main service is foot massage, body massage, spa, moxibustion, referred to as reflexology. In China, reflexology is widely believed to offer health and therapeutic benefits, based on ancient Chinese medical theories involving body energy system pathways and blockages that can develop, which can be reflected in other parts of the body as malady or discomfort. Western views on foot massage and massage in general are varied, with skeptics and several studies claiming little or no real therapeutic benefit. There is, however, near universal agreement that foot massage and massage are relaxing and rejuvenating.

Critical Accounting Policies, Estimates and Assumptions

Use of estimates

The preparation of the consolidated financial statements in accordance with US GAAP requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets, liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews its estimates and assumptions including those related to the useful lives and recoverability of the carrying amount of property, plant and equipment, impairment of long-lived assets, and deferred tax based on historical experience and various other factors believed to be reasonable under the circumstances, and accruals for income tax uncertainties and other contingencies. Changes in facts and circumstances may result in revised estimates.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and demand deposits or liquid investments that are placed with banks and other financial institutions and are unrestricted as to withdrawal or use, or have remaining maturities of three months or less.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation.

The cost of an asset comprises its purchase price and any directly attributable costs of bringing that asset to its present working condition and location for its intended use. Repairs and maintenance of fixed assets are expensed as incurred. Subsequent expenditures for major reconstruction, expansion, improvement and renovation are capitalized when it is probable that future economic benefits in excess of the original assessment of performance will flow to the Company. Capitalized expenditures arising from major reconstruction, expansion and improvement are depreciated using the straight-line method over the remaining useful lives of the fixed assets. Capitalized expenditures arising from the renovation of fixed assets are depreciated on the straight-line basis over the expected beneficial periods.

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The leasehold improvements represents the actual historical cost for bringing the club spaces and office space we leased to the condition and location necessary for their intended use (to provide service to our customers or to provide work place for administrative staff). The costs included payments to fitment construction companies, construction materials, air conditioning system, electricity system, etc. Leasehold improvement is amortized over 5-year period, which is the shorter of the lease term and estimated useful life.

Depreciation is provided to write off the cost of property and equipment over their useful lives from the date on which they become fully operational and after taking into account their estimated salvage values, using the straight-line method:

Furniture, computer and electronic equipment and leasehold improvement	5 years
Office equipment	5 years
Motor vehicle	5 years

Management estimates the salvage value of property plant and equipment to be 5% of original value excluding leasehold improvement. The salvage value of leasehold improvement estimated by the management is 0%.

Revenue recognition

Revenues are recognized when the following four criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the service has been rendered, (iii) the fees are fixed or determinable, and (iv) collectability is reasonably assured.

Service Revenue

The Company generates service revenue primarily from providing physiotherapy service including pedicure, sauna and massage to its individual customers. Upon receipt of the upfront cash payments for pre purchase of multiple massages from the individual customer, the full payment will be deferred and recognized as unearned income. The Company recognizes service revenue proportionately when services are provided to customer, and there is no expiration date for the prepayment. Unearned income for which the deliveries of services are expected to occur after twelve months is recognized as long-term portion of unearned income liability.

Sundry Foods Revenue

The Company also sells sundry foods to the individual customers when provided with physiotherapy services. Sundry Food Revenue is recognized after foods are delivered, the price is fixed or determinable and collection of the receivables is reasonably assured.

Cost of Revenues

Cost of revenues primarily consists of salaries, bonuses and allowances paid to physiotherapists and other service staff, rental payments, materials consumed during the physiotherapy, the depreciation and amortization of property and equipment, and the business taxes.

Operating leases

Wuxi KJF, Wuxi Club, Nanjing Club and Jintan all lease office or operating premises under non-cancelable operating leases. Payments made under operating leases are charged to the consolidated statements of income on a straight-line basis over the lease term. Rental and property management fee expenses for the years ended December 31, 2013 and 2012 were $659,810 and $607,797, respectively.

Wuxi KJF and Wuxi Club signed the lease agreement and property management agreement with the same landlord as their office and operation are in the same premise in July 2010. The lease term was 9 years with no renewal period. The rental increases 16.7% at the end of the third year and 21.4% at the end of the sixth year, and the property management fee retains flat.

Nanjing Club signed the lease and property management agreement in August 2011. The lease term was 10 years with no renewal period. There was 184-day rental holiday at the inception of the lease and the rental increase 5% each year from the third year of the lease term and the property management fee remains flat.

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Jintan Club signed the lease and property management agreement in April 2012. The lease term was 10 years with no renewal period. The rental increases 6% each year and the property management fee remains flat.

Wuxi KJF signed the lease and property management agreement for future Nantong Club in September 2011. The lease term was 10 years with no renewal period. There was 150-day rental holiday at the inception of the lease and the rental increases 5% at the end of the third year and the end of the sixth year, and the property management fee remains flat.

Results of Operations for the Year Ended December 31, 2013 Compared to the Year Ended December 31, 2012

The following table sets forth a summary of certain key components of our results of operations for periods indicated in dollars.

	For The Years Ended December 31,
	2013	2012	Change in %
Revenues	$568,534	$486,710	16.81%
Cost of revenues	(1,198,852)	(1,101,840)	8.80%
Gross loss	(630,318)	(615,130)	2.47%

Selling and general and administrative expenses	(1,490,960)	(1,982,580)	(24.80)%
Impairment of long-lived assets	(955,466)	-	100%

Loss from operations	(3,076,744)	(2,597,710)	(18.44)%

Other income/(expenses)	(15,843)	4,512	(451.13)%
Loss before income taxes expenses	(3,092,587)	(2,593,198)	19.26%
Income tax expense	-	-	-
Net loss	$(3,092,587)	$(2,593,198)	19.26%

Revenue and Cost

Revenue.  Our revenues are derived from foot massage, body massage, and other therapy treatments services. For the years ended December 31, 2013, the Company had revenues of $568,534 compared to revenues of $486,710 for the years ended December 31, 2012, an increase of $81,824 or approximately 16.81%. The increase in revenue experienced by the Company was primarily because the new Jintan Club was established in November 2013 which contributed $119,201 revenue for the year ended December 31, 2013 but $0 for the year ended December 31, 2012. Revenue of Nanjing Club increased $66,788 (119%) for the year ended December 31, 2013 compared to the year ended December 31, 2012, because it was opened in August 2012 and operated for only 5 months in the year ended December 31, 2012. Revenue of Wuxi Club decreased $113,407 (26%) during the year ended December 31, 2013 compared to the year ended December 31, 2012, because the Company is gradually switching Wuxi Club into the training center of the group due to its Fire License issue and a portion of Wuxi Club’s customers went to take the services in Nanjing Club or Jintan Club in the year ended December 31, 2013.

Cost.

	For The Years Ended December 31,
	2013	2012	Change in %
Cost of revenues	$(435,019)	$(456,004)	(4.60)%
Cost of excess capacity	(763,833)	(645,836)	18.27%
Total cost	(1,198,852)	(1,101,840)	8.80%

Our cost consists of service directed cost mainly including material consumed and labor cost, rental expense, depreciation expense, etc. For the years ended December 31, 2013, the Company’s total cost was $1,198,852 compared to total costs of $1,101,840 for the years ended December 31, 2012, an increase of $97,012, or approximately 8.80%. This increase in cost of revenue experienced by the Company was primarily due to an overall 16.81% increase in revenue.

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Our cost includes cost of revenue and cost of excess capacity. Since our three clubs were all in start-up or promotion stage, and Nanjing Club’s operation was significantly influenced by the construction of a shopping mall around the club location, as of December 31, 2013 and 2012, there were not sufficient customers to come to the clubs to take the services and the clubs’ rooms were often vacant. Our clubs were operated in an abnormal low usage level of our capacity. Therefore, fixed costs were allocated between cost of sales and cost of excess capacity.

In measuring cost of revenue, variable inputs cost are allocated to each unit of services provided on the basis of the actual use of the facilities. However, the allocation of fixed inputs to the costs of revenue is based on the normal capacity of the facilities. Normal capacity refers to a range of utility levels. Normal capacity is the utility rate expected to be achieved over a number of periods or seasons under normal circumstances, taking into account the loss of capacity resulting from planned maintenance. Some variation in production levels from period to period is expected and establishes the range of normal capacity. The range of normal capacity will vary based on business- and industry-specific factors. Judgment is required to determine when a utility level is abnormally low (that is, outside the range of expected variation in utility). The actual level of utility may be used if it approximates normal capacity. In periods of abnormally high production, the amount of fixed inputs allocated to each unit of service will be decreased so that cost of revenue is not measured above actual cost. The amount of fixed inputs allocated to each unit of service provided will not be increased as a consequence of abnormally low utility or idle capacity. Unallocated inputs will be recognized separately as  “cost of excess capacity” in the period in which they are incurred.

The clubs’ direct costs recognized between fixed cost and variable cost are as follow:

Item	Cost type
Direct labor	Fixed cost and Variable cost
Rental and property management	Fixed cost
Depreciation	Fixed cost
Meal allowance	Variable cost
Materials consumed	Variable cost
Business tax and surcharge	Variable cost
Utilities	Variable cost

For the year ended December 31, 2013, cost of revenue was $435,019 compared to $456,004 for the year ended December 31, 2012, representing a decrease of $20,985, or approximately 4.60%. The decrease was mainly due to the cost of revenue of Wuxi Club was $237,983 for the year ended December 31, 2013 decreased from $345,830 for the year ended December 31, 2012. This decrease of $107, 847 (31%) in Wuxi Club’s cost of revenue was because its revenue decreased 26% as mentioned above, and the Company reduced about one third of the number of employees during the year ended December 31, 2013 as compared to the year ended December 31, 2012.

For the year ended December 31, 2013, cost of excess capacity was $763,833 compared to $645,836 for the year ended December 31, 2012, an increase of $117,997, or approximately 18.27%. The increase in cost of excess capacity was mainly due to the negative impact on our business in Nanjing Club. The cost of excess capacity of Nanjing Club was $463,858 for the year ended December 31, 2013, increased $82,191 from $381,667 for the year ended December 31, 2012. The newly opened Jintan Club also contributed $54,633 cost of excess capacity for the year ended December 31, 2013.

Selling and general and administrative expenses

Our Selling and general and administrative expenses mainly consisted of salaries, office rent, depreciation and consulting service fee, etc. and totaled $1,490,960 for the year ended December 31, 2013. Compared to $1,982,580 for the year ended December 31, 2012, there was a decrease of $491,620, or approximately 24.80%. This decrease was primarily attributable to professional service fee decreased $526,000 from $864,000 for the year ended December 31, 2012 to $338,000 for the year ended December 31, 2013. During the year ended December 31, 2012, it took us $864,000 to hire a professional agent to help us to reorganize the company’s structure to meet the requirement of US listing. And during the year ended December 31, 2013, the amount $338,000 professional service fee is mainly related to our auditors’ and legal counsel’s service.

Impairment of long-lived assets

During the year ended December 31, 2013, a construction of a shopping mall was started around the location of Nanjing Club and significantly reduced Nanjing Club’s business. The construction is expected to take at least two years. In December 2013, we have decided to take voluntary action to temporarily suspend our business in Nanjing Club and reassess its operation as Nanjing Club has been incurring significant operating losses. The reassessment was set to start from January 2014 and we expected to reopen Nanjing Club in June 2014. We determined that the sum of undiscounted cash flows from Nanjing Club is expected to be less than the carrying value of such long-lived assets group, and accordingly evaluated the impairment loss on the long-lived assets and recorded an impairment loss in the amount of $955,466 for the year ended December 31, 2013. The impaired assets were mainly leasehold improvements of Nanjing Club and furniture and office equipment in it. The fair value of the impaired long-lived assets was determined by the discounted cash flows from Nanjing Club future operations and determined to be $24,913 as of December 31, 2013. By applying the discounted cash flows model, we used discount rate of 16%.

Income tax

Wuxi KJF and Jintan Club Wuxi KJF and Jintan Club are subject to EIT on the taxable income in accordance with the relevant People’s Republic of China (the "PRC") income tax laws. The EIT rate for companies operating in the PRC is 25%. For the years ended December 31, 2013 and 2012, both Wuxi KJF and Jintan Club suffered operating loss and did not recognize deferred tax benefit from net operating loss because the company does not have a sufficient operation profit to conclude that it is more-likely-than-not that Wuxi KJF and Jintan Club will be able to realize its tax benefits in the near future

Wuxi Club and Nanjing Club

Wuxi Club and Nanjing Club are not subject to EIT as they are limited liability partnerships, however each individual partner is subject to IIT on his/her distributive share of taxable income in accordance with the relevant PRC income tax laws. Each enterprise partner is subject to EIT at its applicable EIT rate on its distributive share of taxable income from the partnership. Wuxi KJF, as Wuxi Club and Nanjing Club’s enterprise partner, is subject its distributive share in Wuxi Club and Nanjing Club’s taxable income (39.80% and 58.33%, respectively) to EIT at 25% tax rate. Wuxi KJF could also carry forward its distributive share in Wuxi Club and Nanjing Club’s deductible loss (39.80% and 58.33%, respectively) for 5 years to offset any future distributive taxable income from the respective club. But the distributive deductible loss from the 2 partnerships (Wuxi Club and Nanjing Club) could not be used to offset Wuxi KJF’s other operating income. Wuxi Club and Nanjing Club both incurred net loss for the years ended December 31, 2013 and 2012, and the amount was included in Wuxi KJF’s reconciliation and deferred tax assets determination.

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Unearned income

Unearned income represents prepayment made by the customers for prepaying massages service and health recuperation service. Service revenue was recognized proportionally when services are provided to customers, reducing unearned income balance. There is no expiration date for the prepayment.

As of December 31, 2013, we had unearned income of $3,715,753 compared to $3,774,446 as of December 31, 2012, a decrease of $58,693, or approximately 1.56%. The decrease in unearned income was the result of service revenue recognized $568,534 but only received deposit $145,928 during the year ended December 31, 2013. As of December 31, 2013, there was 18,966 individual customers represented by unearned income compare to 18,411 individual customers as of December 31, 2012, a increase of 3.01%, and average amount is $196 as of December 31, 2013 compare to $205 as of December 31, 2012.

In December 2013, we developed a new service product to our customers “Health Recuperation” service. This service includes arranging a health recuperation trip for the customers to Xixiakou natural parkland and providing a health recuperation package which includes healthy food, exercise and activities. We received $168,515 advanced payment from 103 customers as of December 31, 2013. The health recuperation trips were arranged for these customers from January 2014.

Among the $3,715,753 as of December 31, 2013, we expect to realize $679,776 income from the prepaid amount in the following 12 months. $168,515 prepayment from Health Recuperation customers is expected to be fully used in the year ending December 31, 2014, while $511,261 from massage service customers is expected to be used during the period, considering the current operation of our Wuxi Club and Jintan Club, and our expectation to the operation of the new Nantong Club and reopening Nanjing Club.

Liquidity and Capital Resources

The following table sets forth the summary of our cash flows for the years ended December 31, 2013 and 2012.

	Years Ended December 31,
	2013	2012

Net cash provided by/(used in) operating activities	$(1,779,909)	$560,640
Net cash used in investing activities	(687,169)	(1,512,639)
Net cash provided by financing activities	2,299,152	880,225
Effect of foreign exchange rate on cash	(828)	37,254
Net change in cash	(168,754)	(34,520)
Cash at beginning of year	190,290	224,811
Cash at end of the period	$21,536	$190,290

Cash flow from Operating Activities

Net cash of $1,779,909 was used in operating activities for the year ended December 31, 2013 compared to net cash provided by operating activities of $560,640 for the year ended December 31, 2012, representing a decrease of $2,340,549. The decrease in net cash provided by our operating activities was primarily attributable to the following reasons: (i) a decrease in unearned income of $177,590 for the year ended December 31, 2013 and an increase in unearned income of $2,312,184 for the year ended December 31, 2012, which is a difference of $2,489,774. This is because for the year ended December 31, 2013, we received around $0.31 million deposit from VIP card buyers, while in the year ended December 31, 2012, we received around $2.80 million deposits. (ii) a decrease in other current assets $14,859 for the year ended December 31, 2013 and an increase in other current assets $121,399, which is a difference of $154,070. (iii) an increase in due from a related party of $142,766 but no change for the year ended December 31, 2012. (iv) an increase in other current liabilities $165,767 for the year ended December 31, 2013 and increase in other current liabilities $396,487 for the year ended December 31, 2012, which is a difference of $183,190.

Cash flow from Investing Activities

For the year ended December 31, 2013, the net cash used in investing activities was $687,169 compared to net cash used in investing activities of $1,512,639 for the year ended December 31, 2012, a decrease of $825,470. The decrease in net cash used in investing activities was primarily attributable to the decrease of cash paid for property and equipment, and new clubs’ leasehold improvements and preparations. In the year ended December 31, 2012, both Jintan Club and Nantong club’s were under construction for leasehold improvement; while in the year ended December 31, 2013, only Nantong Club’s construction was continuing.

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Cash flow from Financing Activities

For the year ended December 31, 2013, the net cash provided by financing activities was $2,299,152 compared to net cash used in financing activities of $880,225 for the year ended December 31, 2012, an increase of $1,418,927. The increase in net cash provided by financing activities was primarily attributable to the following reasons: i) loan to an owner of $205,627 for the year ended December 31, 2013 and $2,678,564 for the year ended December 31, 2013, which is a difference of $2,472,937; ii) $788,500 capital contribution from non-controlling interests for the year ended December 31, 2012 but $0 for the year ended December 31, 2013; iii) collection from owner of $1,740,998 for the year ended December 31, 2013 but $0 for the year ended December 31, 2012; iv) increase in advances from investors of new clubs of $2,687,433 for the year ended December 31, 2012 and $0 for the year ended December 31, 2013; v) in order to raise necessary working capital for the new clubs’ decorations, an increase in loan from third parties of $729,090 for the year ended December 31, 2013 and $0 the year ended December 31, 2012.

Currently the Company generates cash to meet short- and long-term cash requirements by several means. 1) The current main source of cash is to sell “VIP cards for Kang Jia Fu Royal Traditional Health Clubhouse” to our customers coming to our clubs to take the services. We advertise and sell the VIP cards mainly by advertising on local television and medias as well we our website, organizing promotion events and handing out promotional materials, and existing customers’ referrals to new customers. 2) In the year 2014, relying on the mature sales channels, the Company has started to develop new products or services to expand our revenue sources. We have developed Health Recuperation Program, Royal Tea Drinks and Royal Condiment Products, which will start to be sold in the year 2014. The Company will also implement sales agent mechanism for the sale of new Royal Tea Drinks and Royal Condiment Products, and set up city-level agents. We expect to set up 120 sales agents first in Wuxi, and each agent is required to sell minimum RMB5,000 products to get the agent license. The agents can then continuously sell our products and get sales skill training from us. One of the agents could be authorized as city-level agents through bidding. We expect to implement such mechanism in other cities too and develop 15 city-level agents during the year 2014. 3) Wuxi KangJiaFu Biotech Technology Co., Ltd has also committed to repay $2,423,615 to the Company during the years 2014. 4) The owners of the Company would provide any capital shortfall. However, there is no assurance that the Company will be successful in achieving these goals.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Quantitative And Qualitative Disclosures About Market Risk

Foreign Exchange Risk

Our reporting currency is the U.S. dollar Transactions in other currencies are recorded in Renminbi at the rates of exchange prevailing when the transactions occur. Monetary assets and liabilities denominated in other currencies are remeasured into Renminbi at rates of exchange in effect at the balance sheet dates. Exchange gains and losses are recorded in our statements of operations as a component of current period earnings.

The State Administration on Foreign Exchange, or SAFE, of the PRC, under the authority of the People’s Bank of China, controls the conversion of Renminbi into foreign currencies. The principal regulation governing foreign currency exchange in the PRC is the Foreign Currency Administration Rules (1996), as amended, or the “Rules.” Under the Rules, once various procedural requirements are met, Renminbi is convertible for current account transactions, including trade and service-related foreign exchange transactions and dividend payments, but not for capital account transactions, including direct investment, loans or investments in securities outside the PRC, without prior approval of the SAFE of the PRC, or its local counterparts.

Since July 2005, the Renminbi is no longer pegged to the U.S. dollar. Although currently the Renminbi exchange rate versus the U.S. dollar is restricted to a rise or fall of no more than 0.3% per day and the People’s Bank of the PRC regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future, the PRC authorities may lift restrictions on fluctuations in the Renminbi exchange rate and lessen intervention in the foreign exchange market. As of December 31, 2010, the exchange rate of RMB to USD1.0000 was RMB6.6000. On June 19, 2010, the People’s Bank of China announced the removal of the de facto peg. Following this announcement, the Renminbi depreciated from 6.7968 Renminbi per U.S. dollar on June 21, 2010 to 6.1104 Renminbi per U.S. dollar on December 31, 2013.

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We conduct substantially all of our operations through our PRC operating companies, and their financial performance and position are measured in terms of Renminbi. Our solutions are primarily procured, sold and delivered in the PRC for Renminbi. The majority of our net revenue are denominated in Renminbi.

Any devaluation of the Renminbi against the U.S. dollar would consequently have an adverse effect on reported financial performance and asset values when measured in terms of U.S. dollars.

In recent years, the PRC has not experienced significant inflation, and thus inflation has not had a material impact on our results of operations.

DESCRIPTION OF SECURITIES

Common Stock

We have 50,000,000 authorized shares of common stock, $0.001 par value per share, of which 2,080,873 shares of common stock are issued and outstanding. Each holder of shares of common stock is entitled to one vote per share at stockholders’ meetings. Our Articles of Incorporation do not provide for cumulative voting for the election of directors. Holders of shares of common stock are entitled to receive, pro rata, such dividends as may be declared by the board of directors out of funds legally available therefor, and are also entitled to share, pro rata, in any other distributions to the stockholders. Upon any liquidation, dissolution or winding-up, holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of shares of common stock do not have any preemptive rights or other rights to subscribe for additional shares. The outstanding shares of common stock are paid for, fully paid and non-assessable.

Dividend Policy

The holders of our common stock are entitled to such dividends as may be declared by our board of directors. We have not paid any dividends on our ordinary shares to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. We have no present intention to declare any dividends on the ordinary shares in the foreseeable future.

Transfer Agent

The transfer agent for our common stock is Empire Stock Transfer Inc. The transfer agent’s contact information is 1859 Whitney Mesa Dr. Henderson, NV 89014. The transfer agent’s telephone number is +1 (702) 818-5898.

Preferred Shares

We are authorized to issue 100,000,000 blank check preferred shares, par value $0.01 per share. We had no preferred shares issued and outstanding.

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MARKET PRICE OF COMMON EQUITY, DIVIDENDS

AND OTHER SHAREHOLDER MATTERS

Market Information

On November 6, 2009, the Company's common stock was accepted for quotation, effective November 9, 2009, on the OTC Bulletin Board under the symbol "CAML". The Company's common stock was traded in the pink sheets prior thereto. The Company changed its trading symbol to "KJFI" in January 2013. The following table sets forth the quarterly high and low prices of the common stock for the last two fiscal years ended December 31, 2012 and subsequent quarters . They reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions:

		High	Low
2014
First Quarter	(through January 17, 2014)	$2.85	$0.60

2013
First Quarter	(through March 31, 2013)	$1.00	$0.03
Second Quarter	(through June 30, 2013)	$0.04	$0.03
Third Quarter	(through September 30, 2013)	$0.89	$0.03
Fourth Quarter	(through December 31, 2013)	$0.84	$0.03

2012
First Quarter	(through March 31, 2012)	$0.15	$0.15
Second Quarter	(through June 30, 2012)	$0.20	$0.05
Third Quarter	(through September 30, 2012)	$1.15	$0.05
Fourth Quarter	(through December 31, 2012)	$0.51	$0.20

Holders

As of January 17, 2014, the Company had approximately 420 holders of record of the Company's common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have any equity compensation plans.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (“NRS”).

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Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

MANAGEMENT

Directors and Officers

The following table sets forth the names and ages of our directors and executive officers, as of the date of this Form 8-K:

Name	Age	Position
Yazhong Liao	46	Chief Executive Officer, President and Director
Gene Bennett	64	Chief Financial Officer

Management

Yazhong Liao is our sole director and Chief Executive Officer and President of the Company. Mr. Liao, age 46, has been executive president of Wuxi Kangjiafu Biotech Co., Ltd., since 2008, and has been executive president of Wuxi KJF, since 2010. Mr. Liao graduated from the Sichuan Southwestern College of Construction Engineering in 1998 with a College Diplomat.

Gene Bennett, age 64, is the CEO and Managing Partner of American General Business Association, a non-governmental organization that assists Chinese companies in developing business overseas. Mr. Bennett currently serves as Chairman of the Audit Committees of China Pharma Holdings, Inc. (AMEX: CPHI). Mr. Bennett holds a Master of Business Administration in finance and a Bachelors in accounting from Michigan State University.

To the best of our knowledge, no family relationships exist among our directors or executive officers. To the best of our knowledge, none of our directors or executive officers has been involved in any of the following events during the past five years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offences;

•	being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission (“SEC”) or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

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Board of Directors

Our Board of Directors is currently composed of one member, Mr. Yazhong Liao. He is responsible for exercising and performing such powers and duties as prescribed by our Bylaws.

Board Committees

As of this date, our Board of Directors has not appointed an audit committee, compensation committee or nominating committee, however, we are not currently required to have such committees. Accordingly, we do not have an “audit committee financial expert” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended and the Exchange Act. The functions ordinarily handled by these committees are currently handled by our entire Board of Directors. Our Board of Directors intends, however, to review our governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of our business.

No Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by an issuer;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•	accountability for adherence to the code.

We have not adopted a code of ethics because, to date, we have had no meaningful operations. However, we plan to adopt a code of ethics in the future.

Stockholder Relations

We do not have any restrictions on stockholder nominations under our Articles of Incorporation or Bylaws. The only restrictions are those applicable generally under Nevada law. Currently, the entire Board of Directors decides on nominees, on the recommendation of one or more members of the Board of Directors. The Board of Directors will consider suggestions from individual stockholders, subject to evaluation of the person’s merits. Stockholders may communicate nominee suggestions directly to any of the board members, accompanied by biographical details and a statement of support for the nominees. The suggested nominee should also provide a statement of consent to being considered for nomination. Although there are no formal criteria for nominees, our Board of Directors believes that persons should be actively engaged in business endeavors, have a financial background, and be familiar with acquisition strategies and money management.

The Board of Directors has not adopted a formal methodology for communications from stockholders but plans to adopt a formal methodology after the closing of the Share Exchange.

We do not have a policy regarding the attendance of board members at the annual meeting of stockholders.

EXECUTIVE COMPENSATION

Summary Compensation

Yazhong Liao served as our Chief Executive Officer and President during the last fiscal year and Gene Bennett served as Chief Financial Officer of the Company during the same time period. Mr. Liao received salary of RMB15,800 (approximately US$2,590) in the aggregate for his services as an officer during the last fiscal year. On August 9, 2013, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Bennett. Pursuant to the Employment Agreement, Mr. Bennett receives a monthly salary of RMB30,000 (approximately US$5,000). No other executive officers received salary and bonus in excess of $100,000 for the last fiscal year.

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Outstanding Equity Awards

We have not adopted retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our employees..

Director Compensation

Mr. Liao has not received any direct compensation for his services as a director.

Employment Agreements

On August 9, 2013, the Company entered into an Employment Agreement with Mr. Bennett. Pursuant to the Employment Agreement, Mr. Bennett will receive a monthly salary of RMB30,000 (approximately US$5,000). The Employment Agreement may be terminated by the Company for cause upon thirty days prior written notice or one month’s salary to Mr. Bennett. Mr. Bennett may terminate the Employment Agreement with the Company upon thirty days prior written notice. Additionally, the Employment Agreement may be terminated upon mutual agreement between the parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of January 17, 2014 by (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our common stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number	%(2)

Directors and Executive Officers
Yazhong Liao (1)	1,784,497	85.76%
Gene Bennett	0	0
All directors and executive officers as a group (2 persons)	1,784,497	85.76%

Major Shareholders
Comjoyful International Ltd. (1)	1,784,497	85.76%

(1) The shares are held of record by Comjoyful International Ltd., a BVI company with an address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. Yazhong Liao, Zhangmei Zhang, Huiwen Qu, Xiuxia Ji, and Yimin Gu, directors of Comjoyful International Ltd., have the power to direct the vote and disposition of our Common Stock held by Comjoyful International Ltd. The business address of Yazhong Liao, Zhangmei Zhang, Huiwen Qu, Xiuxia Ji, and Yimin Gu is 25th floor, Baotong Tower, No. 567 Jianzhu West Road, Binhu District, Wu Xi, Jiangsu province, 214072, the People's Republic of China.

(2) Percentage ownership is based on 2,080,873 shares of Common Stock outstanding as of January 17, 2014. There are no outstanding options, warrants or other securities convertible into our Common Stock.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On its foundation, Wuxi KJF was 60% owned by KJF Biotech and 40% owned by 20 individual shareholders with 2% each. On September 10, 2012, Mr. Yazhong Liao, Ms. Zhangmei Zhang and Mr. Huiwen Qu signed a series of share transfer agreements with KJF Biotech and Other Founders. According to these agreements, KJF Biotech and Other Founders of the Company transferred all of their shares to Mr. Yazhong Liao, Ms. Zhangmei Zhang and Mr. Huiwen Qu. Therefore, Mr. Yazhong Liao, Ms. Zhangmei Zhang and Mr. Huiwen Qu owned 60.004%, 27.498% and 12.498% equity interest of Wuxi KJF, respectively. KJF Biotech’s current owners are Mr. Yazhong Liao, Ms. Zhangmei Zhang and Mr. Huiwen Qu. The Company and KJF Biotech share certain officers and employees, who are working roughly half the time for the Company and half the time for KJF Biotech. The salaries and associated expenses of these officers and employees are equally shared by the Company and KJF Biotech. During the years ended December 31, 2013 and 2012, Wuxi KJF recorded $31,453 and $38,311 expenses for those shared officers and employees in selling and general and administrative expenses, respectively.

Due from an owner of $2,423,615 and $3,855,715 as of December 31, 2013 and 2012 was non-interest bearing loan to KJF Biotech that was primarily to KJF Biotech to support KJF Biotech’s operations. Pursuant to an agreement between the Wuxi KJF and KJF Biotech, the amount due from KJF Biotech as of December 31, 2012 should be repaid as below terms:

Terms	Repayment (percentage of total amount)
By June 30, 2013	10%
By December 31, 2013	25%
By June 30, 2014	30%
By December 31, 2014	35%
Total	100%

The balance was classified as a receivable in the equity as of December 31, 2013 and 2012, respectively.

During the years ended December 31, 2013, the amount of loans Wuxi KJF made to KJF Biotech was $205,627, and KJF Biotech repaid to Wuxi KJF $1,740,998. And during the years ended December 31, 2012, the amount of loans Wuxi KJF made to KJF Biotech was $2,678,564.

The balances of due to an owner as of December 31, 2013 and 2012 were $494,504 and $445,046, respectively, and represented payment made by KJF Biotech for operation purposes on behalf of Wuxi Club. During the years ended December 31, 2013 and 2012, KJF Biotech made in total $34,691 and $82,856 payments for Wuxi Club, respectively.

Due from a related party of $149,372 represented expenses the Company paid on behalf of Comjoyful International Company during the year ended December 31, 2013 and is non-interest bearing. Comjoyful International Company is majority owned and controlled by the Company’s owners.

Item 4.01 Changes in Registrant’s Certifying Accountant

On March 21, 2013, the Company dismissed Schumacher & Associates, Inc. ("Schumacher"), as its former principal accountant, and engaged Marcum Bernstein & Pinchuk LLP ("MarcumBP") as its new independent registered public accounting firm. The decision to dismiss Schumacher and to retain MarcumBP was approved by the Company's sole director, Mr. Yazhong Liao, on March 21, 2013.

Schumacher was engaged by the Company on June 9, 2010. The former independent accountant's reports on the Company's financial statements for the last two fiscal years contained a modification to the effect that there was substantial doubt as to the Company's ability to continue as a going concern. Except for that modification, the reports did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

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In connection with the review of the Company's financial statements for the period from Schumacher's engagement and through the fiscal years of the Company ended April 30, 2012 and 2011 and subsequently up to the date of dismissal, there were: (i) no disagreements between the Company and Schumacher on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Schumacher, would have caused Schumacher to make reference to the subject matter of the disagreement in its reports, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended April 30, 2012 and 2011 and through the subsequent interim periods prior to the engagement of MarcumBP, the Company did not consult MarcumBP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that MarcumBP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Schumacher with a copy of this disclosure on March 22, 2013, providing Schumacher with the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company's expression of its views, or the respect in which Schumacher does not agree with the statements contained herein. A copy of the letter dated March 25, 2013, furnished by Schumacher in response to that request is filed as Exhibit 16.1 to a Current Report on Form 8-K filed on the same date.

Item 5.06  Change in Shell Company Status

As described in Item 1.01 of this Current Report on Form 8-K, on the Signing Date, we acquired Wuxi KJF, a company with operating entities in the PRC, through contractual arrangements. As the result of the consummation of the transaction, we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statement and Exhibits.

(a)  Financial Statements of Business Acquired.

The Audited Consolidated Financial Statements of Wuxi KJF for the fiscal years ended December 31, 2013 and 2012 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b)  Pro Forma Financial Information.

The following pro forma balance sheet has been derived from the balance sheet of Comjoyful International Company at December 31, 2013, and adjusts such information to give the effect of the acquisition of Wuxi KJF, a China limited liability company, as if the transaction had occurred December 31, 2013.  The following pro forma statements of operation and earnings per share (EPS) statement has been derived from the income statement of Wuxi KJF and adjusts such information to give the effect that the acquisition by Comjoyful International Company had occurred on January 1, 2013. The pro forma balance sheet and statements of operation is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition would have existed on December 31, 2013.

36

Comjoyful International Company

PRO FORMA BALANCE SHEET

	Wuxi KangJiaFu Royal Traditional Investment Management Co., Ltd	Comjoyful International Company	Pro forma Adjustments	Adj. No .		Pro Forma Combined
	December 31, 2013	December 31, 2013
ASSETS
Current assets
Cash	$21,536	$-	$-			$21,536
Due from a related party	149,372	-	(149,372)	(2)		-
Inventories	117,935	-	-			117,935
Other current assets	35,277	-	-			35,277
Total current assets	324,120	-	(149,372)			174,748

Property, plant and equipment, net	1,523,663	-	-			1,523,663
Advance payment for leasehold improvement	713,894	-	-			713,894
Rental deposit	97,636	-	-			97,636
Intangible assets, net	17,122	-	-			17,122
	$2,676,435	$-	$(149,372)			$2,527,063
LIABILITIES AND EQUITY
Current liabilities
Other current liabilities	$1,197,223	$-	$-			$1,197,223
Due to third party	738,884	-	-			738,884
Due to an owner	494,504	-	-			494,504
Due to a related party	-	149,372	(149,372)	(2)		-
Unearned income – current portion	679,776	-				679,776
Total current liabilities	3,110,387	149,372	(149,372)			3,110,387

Unearned income – long-term portion	3,035,977	-	-			3,035,977
Advances from investors of new clubs	3,743,333	-	(3,188,705)	(3)		554,628
Total Liability	9,889,697	149,372	(3,338,077)			6,700,992
Equity
Preferred stock, $0.01 par value 100,000,000 shares authorized; none issued	-	-	-			-
Common stock, $0.01 par value 50,000,000 shares authorized; 2,080,873 shares issued and outstanding at December 31, 2013	-	20,808	-			20,808
Paid-in capital	734,556	-	(734,556)	(1)		-
Additional Paid-in capital	-	33,156,398	(30,007,639)	(1	)(3)(4)	3,148,759
Due from an owner	(2,423,615)	-	147,372	(3)		(2,276,243)
Accumulated deficit	(4,816,088)	(33,326,578)	33,326,578	(4)		(4,816,088)
Accumulated other comprehensive income	(50,682)	-	-			(50,682)
Total equity attributable to the Company	(6,555,829)	(149,372)	2,731,755			(3,973,446)
Non-controlling interests	(657,433)	-	456,950	(3)		(200,483)
Total equity	(7,213,262)	(149,372)	3,188,705			(4,173,929)
Total Liabilities and Equity	$2,676,435	$-	$(149,372)			$2,527,063

37

	Wuxi KangJiaFu Royal Traditional Investment Management Co., Ltd	Comjoyful International Company	Pro forma Adjustments	Adj. No	Pro Forma Combined

Revenues	$568,534	-	$-		$568,534
Cost of revenues	(1,198,852)	-	-		(1,198,852)
Gross loss	(630,318)	-	-		(630,318)
Operating expenses
Selling and general and administrative expenses	(1,490,960)	(141,426)	-		(1,632,386)
Impairment of long-lived assets	(955,466)	-	-		(955,466)
Total operating expenses	(2,446,426)	(141,426)	-		(2,587,852)

Loss from operations	(3,076,744)	(141,426)	-		(3,218,170)

Other income/(expenses)
Interest income/(expenses)	(15,838)	-	-		15,838
Other income/(expenses)	(5)	-	-		(5)
Total other expenses	(15,843)	-	-		(15,843)

Loss before income taxes expenses	(3,092,587)	(141,426)	-		(3,234,013)
Income tax expenses	-	-	-		-
Net loss	(3,092,587)	(141,426)	-		(3,234,013)
Less: Net loss attributable to non-controlling interests	(942,767)	-	567,052	(3)	(375,715)
Net loss attributable to Wuxi Kangjiafu Royal Traditional Investment Management Co., Ltd.	$(2,149,820)	(141,426)	$(567,052)	(3)	$(2,858,298)

Net loss Per Share
Basic and diluted					$(1.37)

Weighted average number of common shares outstanding Basic and diluted					2,080,873

38

Notes to Pro Forma Financial Statements

On January 17, 2014 Nanjing KJF entered into a series of contractual arrangements (the “VIE Agreements”) with Wuxi KJF and shareholders of Wuxi KJF, a company based in Wuxi, Jiangsu province, China, in the business of operating healthcare clubs specialized in providing Chinese traditional physiotherapy services. For the proposes of entering into the VIE Agreements, Comjoyful Industrial Development Limited, a Hong Kong company was originally incorporated on April 8, 2013 by Comjoyful International Company, who has a 100% ownership interest in it. Nanjing KJF, a Wholly Foreign Owned Enterprise (“WFOE”) was established in the People’s Republic of China, which was originally incorporated on June 7, 2013 by Comjoyful Industrial Development Limited, who has a 100% ownership interest. Through control of the WFOE, we control Wuxi KJF. The share exchange transactions related to the non-controlling investors in relevant clubs of Wuxi KJF was discussed as below in Assumptions and Adjustments 3).

As a result of the transactions described above, Comjoyful International Company became the record and beneficial owner of the share capital of Wuxi KJF and its subsidiaries indirectly.

The preceding pro forma balance sheet represents the combined financial position of Wuxi KJF as of December 31, 2013 and Comjoyful International Company as of December 31, 2013, as if the closing of the VIE Agreements occurred on December 31, 2013.

The preceding pro forma statements of operation represent the combined financial performance of Wuxi KJF and Comjoyful International Company for the year ended December 31, 2013, as if the closing of the VIE Agreements occurred on January 1, 2013.

The pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the acquisition of Wuxi KJF had been consummated as of the beginning of the period indicated, nor is necessarily indicative of the results of future operations.

Assumptions and Adjustments:

1)	At closing and pursuant to the VIE Agreements, paid-in capital of Wuxi KJF will be reclassified to additional paid-in capital, amounting of $734,556.

2)	At closing, due to a related party of Comjoyful International Company amounting of $142,766 will be eliminated with due from a related party of Wuxi KJF.

3)	At closing, 190 investors give up their shares in relevant clubs for shares of KJF Group Inc., which controlled 85.76% ownership interest of Comjoyful International Company.

Wuxi KJF has been receiving advances from individual investors since the inception of our business. Wuxi KJF entered into partnership co-investment agreements with 401 individual investors, according to which Wuxi KJF have committed to co-invest and establish new clubs and expand business in the cities of Wuxi, Nanjing, Jintan, Nantong, Yixing, Changzhou, Jiangyin, and Shanghai. While the clubs in Wuxi and Nanjing have been established, Wuxi KJF in the process of establishing and opening another six clubs in six cities.

The 190 investors is part of 401 individual investors whose individual total investment equal or above RMB100,000. They give up their entity interest in relevant clubs for the shares of KJF Group Inc. 99 ordinary shares of KJF Group were exchanged for RMB100,000 of equity interest of relevant clubs. The share exchange was effective with the condition that Wuxi KJF finished the reverse recapitalization with Comjoyful International Company. Equity interest in clubs would be returned if the reverse merger does not consummate.

As the result of the consummation of the business combination, non-controlling interests of the total equity interest in Wuxi Club and Nanjing Club decreased from 60.2% to 3.8% and from 41.67% to 20.83%, respectively. The related adjustment was as below: as of December 31, 2013, $3,188,705 of advance from investors will be recognized into additional paid-in capital; $456,950 of non-controlling interest related to equity interest will be adjusted into additional paid-in capital, which included $(1,329,104) of accumulated deficit, $1,633 of accumulated other comprehensive income and $870,521 of paid-in capital, $567,052 for the year ended December 31, 2013 of net loss attributable to non-controlling interests will be adjusted into net loss attributable to Wuxi Kangjiafu Royal Traditional Investment Management Co., Ltd; loan of $147,372 Wuxi KJF made to its individual owners to purchase equity interest of Comjoyful International Company will be recognized into additional paid-in capital. (This amount represented KJF Group shares held by the minority owners who exchanged their shares in clubs with the shares in KJF Group/total KJF Group shares * cash given to Mr. Liao to pay for purchase of the 85.76% shares of Comjoyful International Company that was booked as due from an owner.

4)	At closing, accumulated losses of the Comjoyful International Company will be reclassified to additional paid-in-capital to reflect the consequence of the reverse merger transaction and the adjusted balance only reflect the accumulated deficit of Wuxi KJF which is the continuing entity.

(c)  Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

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(d)  Exhibits.

Exhibit No.	Description
10.1*	Entrusted Management Agreement
10.2 *	Shareholder’s Voting Proxy Agreement
10.3 *	Exclusive Option Agreement
10.4 *	Exclusive Technology Service Agreement
10.5 *	Share Equity Pledge Agreement
10.6 *	Form of Partnership Co-Investment Agreement
10.7 **	Translation of Unanimous Action Confirmation Letter dated January 26, 2011
10.8 **	Translation of Unanimous Action Confirmation Letter dated December 28, 2012
23.1	Letter of Marcum Bernstein & Pinchuk LLP
21 *	Subsidiaries of the Registrant
99.1	The Audited Consolidated Financial Statements of Wuxi KJF for the years ended December 31, 2013 and 2012

*	Previously filed with the Company’s Form 8-K on January 21, 2014.
**	Previously filed with the Company’s Amendment No. 2 to Form 8-K on May 9, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 17, 2014

COMJOYFUL INTERNATIONAL COMPANY

By:	/s/ Yazhong Liao
Name: Yazhong Liao
Title: Chief Executive Officer and President